Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

In re: HA2003, INC., formerly known as HA-LO INDUSTRIES, INC., et al.,	Case No. 02 B 12059 (Jointly Administered) Chapter 11 Hon. Carol A. Doyle
Debtors and Debtors-In-Possession.

SECOND AMENDED
PLAN OF REORGANIZATION (LIQUIDATING)
OF HA2003, INC. f/k/a HA-LO INDUSTRIES, INC.,
LW2003, INC. f/k/a LEE WAYNE CORPORATION
AND STARBELLY.COM, INC. AS PROPOSED BY
THE DEBTORS AND DEBTORS-IN-POSSESSION AND
THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

DATED AS OF OCTOBER 30, 2003

Neal L. Wolf, Esq. (IL Bar No. 6186361)

Todd L. Padnos, Esq. (IL Bar No. 6209679)

Paul S. Jasper, Esq. (admitted pro hac vice)

LeBoeuf, Lamb, Greene & MacRae, LLP

One Embarcadero Center

San Francisco, California 94111

Telephone:                                    (415) 951-1100

Facsimile:                                            (415) 951-1180

Attorneys for Debtors and Debtors-in-Possession

&

Mark A. Berkoff, Esq. (IL Bar No. 6194787)

Philip V. Martino, Esq. (IL Bar No. 6183648)

Steven J. Christenholz, Esq. (IL Bar No. 6224666)

Piper Rudnick, LLP

203 North LaSalle Street, Suite 1800

Chicago, Illinois 60601

Telephone:                                    (312) 368-4000

Facsimile:                                            (312) 236-7516

Attorneys for the Official Committee of Unsecured
Creditors

TABLE OF CONTENTS

ARTICLE I	SUMMARY OF THIS PLAN

ARTICLE II	RULES OF INTERPRETATION AND DEFINED TERMS

ARTICLE III	CLASSIFICATION OF CLAIMS AND INTERESTS

	3.1	UNCLASSIFIED CLAIMS

	3.2	UNIMPAIRED CLASSES OF CLAIMS

	3.3	IMPAIRED CLASSES OF CLAIMS

	3.4	IMPAIRED CLASSES OF INTERESTS

ARTICLE IV	TREATMENT OF CLAIMS AND INTERESTS

	4.1	UNCLASSIFIED CLAIMS

	4.2	UNIMPAIRED CLASSES OF CLAIMS.

	4.3	IMPAIRED CLASSES OF CLAIMS.

	4.4	IMPAIRED CLASSES OF INTERESTS.

	4.5	PRO RATA DISTRIBUTIONS.

ARTICLE V	MEANS FOR IMPLEMENTATION OF THE PLAN

	5.1	SUBSTANTIVE CONSOLIDATION.

	5.2	ESTABLISHMENT OF LIQUIDATING TRUST AND APPOINTMENT OF LIQUIDATING TRUSTEE.

	5.3	SOURCES OF CASH FOR DISTRIBUTIONS.

	5.4	CONTRIBUTIONS TO LIQUIDATING TRUST.

	5.5	CANCELLATION OF AND STOCK.

ARTICLE VI	ACCEPTANCE OR REJECTION OF THE PLAN

	6.1	CLASSES ENTITLED TO VOTE.

	6.2	CRAMDOWN.

ARTICLE VII	PROVISIONS GOVERNING DISTRIBUTIONS

i

	7.1	DISTRIBUTION REQUIREMENTS.

	7.2	INTEREST ON CLAIMS.

	7.3	DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS.

	7.4	COMPLIANCE WITH TAX REQUIREMENTS.

	7.5	ALLOCATION OF PLAN DISTRIBUTIONS BETWEEN PRINCIPAL AND INTEREST.

	7.6	MEANS OF CASH PAYMENT.

	7.7	SETOFFS.

	7.8	SURRENDER OF CANCELLED INSTRUMENTS OR SECURITIES.

	7.9	LOST, STOLEN, MUTILATED OR DESTROYED DEBT SECURITIES.

	7.10	CATCH-UP CASH DISTRIBUTIONS.

	7.11	FREQUENCY OF DISTRIBUTIONS.

ARTICLE VIII	TREATMENT OF EXECUTORY CONTRACTS, UNEXPIRED LEASES AND EMPLOYEE BENEFIT PLANS

	8.1	REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

	8.2	CLAIMS BASED ON REJECTION OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES.

	8.3	CONTRACTUAL INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES.

	8.4	COMPENSATION AND BENEFIT PROGRAMS; EMPLOYMENT CONTRACTS; EMPLOYEE BENEFIT PLANS.

ARTICLE IX	AUTHORITY AND PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS AND DISPUTED INTERESTS

	9.1	OBJECTIONS TO CLAIMS

	9.2	ALLOCATION OF AUTHORITY TO OBJECT TO CLAIMS.

	9.3	OBJECTIONS TO INTERESTS.

	9.4	NO WAIVER.

	9.5	NO DISTRIBUTIONS TO DISPUTED CLAIMS OR INTERESTS.

ARTICLE X	RESERVE FUNDS

	10.1	ADMINISTRATIVE CLAIMS RESERVE FUND.

	10.2	LITIGATION & ADMINISTRATION FUND.

	10.3	CASH DISTRIBUTION RESERVE FUND.

	10.4	DISPUTED CLAIMS RESERVE FUND.

	10.5	UNCLAIMED RESERVE FUND.

	10.6	FUNDING AND REPLENISHMENT.

	10.7	PERMITTED INVESTMENTS.

	10.8	INTEREST.

	10.9	FOREIGN PROCEEDINGS.

	10.10	AUTHORIZATION TO TRANSFER CASH AMONG RESERVE FUNDS.

	10.11	MONEY REMAINING IN RESERVE FUNDS.

	10.12	PAYMENT OF PROFESSIONALS FROM ADMINISTRATION FUNDS.

ARTICLE XI	LIQUIDATING TRUSTEE

	11.1	APPOINTMENT, SERVICE & TERMINATION.

	11.2	RIGHTS, POWERS AND DUTIES OF THE LIQUIDATING TRUSTEE.

	11.3	THE NORTHERN TRUST ESCROW ACCOUNT.

	11.4	COMPENSATION OF THE LIQUIDATING TRUSTEE’S PROFESSIONALS.

	11.5	AUTHORITY TO SETTLE ESTATE CLAIMS.

	11.6	AUTHORITY TO SETTLE OBJECTIONS TO CLAIMS.

	11.7	COUNSEL TO THE LIQUIDATING TRUSTEE.

	11.8	RECORDS AND REPORTING.

	11.9	PURCHASE OF ERRORS & OMISSION INSURANCE.

	11.10	CORPORATE BOARD ANALOGY.

ARTICLE XII	POST-CONFIRMATION COMMITTEE

	12.1	FORMATION OF POST-CONFIRMATION COMMITTEE.

	12.2	DISSOLUTION OF OFFICIAL COMMITTEE.

	12.3	RIGHTS, POWERS AND DUTIES OF THE POST-CONFIRMATION COMMITTEE.

	12.4	AUTHORITY TO SETTLE AVOIDANCE CLAIMS.

	12.5	AUTHORITY TO SETTLE OBJECTIONS TO CLAIMS.

	12.6	ASSIGNMENT OF AUTHORITY TO PROSECUTE AVOIDANCE CLAIMS & OBJECTIONS TO CLAIMS.

	12.7	COUNSEL TO THE POST-CONFIRMATION COMMITTEE.

ARTICLE XIII	CONSEQUENCES OF NON-OCCURRENCE OF EFFECTIVE DATE

ARTICLE XIV	EFFECT OF PLAN CONFIRMATION

	14.1	EFFECTS.

	14.2	BINDING EFFECT.

	14.3	PRESERVATION OF RIGHTS OF ACTION; SETTLEMENT OF ESTATE CLAIMS.

	14.4	EXCULPATION AND LIMITATION OF LIABILITY.

	14.5	INJUNCTION.

	14.6	TERM OF BANKRUPTCY INJUNCTION OR STAYS.

ARTICLE XV	RETENTION OF JURISDICTION

ARTICLE XVI	MISCELLANEOUS PROVISIONS

	16.1	EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS.

	16.2	NON-MODIFICATION OF THE MAY 14, 2003 ORDER.

	16.3	INDEMNIFICATION.

	16.4	BAR DATES FOR ADMINISTRATIVE CLAIMS.

	16.5	PAYMENT OF STATUTORY FEES.

	16.6	SEVERABILITY OF PLAN PROVISIONS.

	16.7	SUCCESSORS AND ASSIGNS.

	16.8	REVOCATION, WITHDRAWAL OR NON-CONSUMMATION.

	16.9	NOTICE.

	16.10	GOVERNING LAW.

	16.11	TAX REPORTING AND COMPLIANCE.

	16.12	EXHIBITS AND SCHEDULES.

v

Debtors and Debtors-in-Possession HA2003, Inc. formerly known as HA-LO Industries, Inc. (referred to hereinafter as “HA-LO”) and its wholly owned subsidiaries LW2003, Inc. formerly known as Lee Wayne Corporation (referred to hereinafter as “Lee Wayne”) and Starbelly.com, Inc. (referred to hereinafter as “Starbelly” and together with HA-LO and Lee Wayne as the “Debtors”(1)), and the Official Committee of Unsecured Creditors of the Debtors propose the following consolidated plan of reorganization (liquidating) pursuant to the provisions of Chapter 11 of the United States Bankruptcy Code.(2)  Reference is made to the Disclosure Statement (as defined herein) for a discussion of the Debtors’ history, remaining assets, risk factors, a summary of the Plan (as defined herein) and certain related matters.  ALL HOLDERS OF CLAIMS ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.  HOLDERS OF INTERESTS ARE DEEMED TO HAVE VOTED TO REJECT THE PLAN.  NOTWITHSTANDING THE FOREGOING, HOLDERS OF INTERESTS ARE ALSO ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY.

ARTICLE I

SUMMARY OF THIS PLAN

Capitalized terms used in the following summary shall have the meanings ascribed to them in Article II below.

This Plan provides for, among other things, (i) the establishment of a liquidating trust, (ii) the cancellation of the Existing Preferred Stock and the Existing Common Stock, (iii) the collection by the Liquidating Trustee of deferred payments in respect of certain sales of stock and assets of certain of the Debtors’ divisions and subsidiaries, (iv) the prosecution of claims, (v) the distribution of Cash received on account of the foregoing to the Debtors’ creditors (the beneficiaries of the Liquidating Trust) and, to the extent of any excess, to the Debtors’ equity holders pursuant to the terms set forth in this Plan, and (vi) the appointment of a Liquidating Trustee and a Post-Confirmation Committee to execute the provisions of this Plan.

(1)  On August 1, 2001, the United States District Court for the District of Delaware entered an order [Del. Dkt. No. 20] providing for the joint administration of the bankruptcy cases of HA-LO, Lee Wayne and Starbelly.  On April 16, 2002, the United States Bankruptcy Court for the Northern District of Illinois entered an order [Ill. Dkt. No. 32] adopting such joint administration order.

(2)  In May 2003, in connection with the sale of substantially all of their assets to the HIG Buyer (as hereafter defined), HA-LO and Lee Wayne sold their rights to the names HA-LO and Lee Wayne to the HIG Buyer, subject to the reservation of the Debtors’ right to use such names in pleadings filed in these Chapter 11 Cases.  Thereafter, pursuant to the terms of the Order entered by the Bankruptcy Court on April 4, 2003 authorizing such asset sale, the Debtors changed their names to HA2003, Inc. and LW2003, Inc., respectively.  Notwithstanding the foregoing, HA2003, Inc. (formerly known as HA-LO Industries, Inc.) and LW2003, Inc. (formerly known as Lee Wayne Corporation) are defined herein as HA-LO and Lee Wayne, respectively.  The use of these definitions is for the convenience of the parties and should not be confused with any business being operated presently by the HIG Buyer under the name(s) of HA-LO and/or Lee Wayne.

The Debtors and the Official Committee expect that the Cash generated will be sufficient to pay the Holders of all Allowed Administrative Claims in full on the Effective Date, except as otherwise provided herein.  Priority Tax Claims will be paid over the six years following the Effective Date, with each payment made on the anniversary of the Effective Date, subject to the Liquidating Trustee’s discretion to satisfy such claims sooner.(3)  Once all Unclassified Claims have been paid or Reserved, the Holders of Allowed Priority Non-Tax Claims will receive full payment of their Claims.  Upon the later of the date on which (i) all Unclassified Claims and all Priority Non-Tax Claims have been paid or Reserved and (ii) the thirtieth (30th) day after the Effective Date or as soon as is practicable thereafter, the Holders of Convenience Claims will receive distributions.  The Holders of Allowed Unsecured Claims will thereafter receive distributions of Cash, to the extent available, in respect of their Claims.  It is unknown whether the Holders of Allowed Unsecured Claims will be paid in full.  The Holders of Interests in respect of Existing Preferred Stock and Existing Common Stock will receive distributions of Cash if and only if all Holders of Allowed Claims have been paid previously in full.  It is unlikely that the Holders of such Interests will receive any distribution on account of their Interests.

For purposes of administering this Plan, the Liquidating Trustee shall serve at the pleasure of the Post-Confirmation Committee.  In connection therewith, the Liquidating Trustee shall consult with, and in the event of a disagreement, take direction from, the Post-Confirmation Committee with respect to all discretionary issues pertaining to the treatment of cash and the ultimate resolution of the Starbelly-related litigation claims.  Once the Holders of Allowed Claims in Classes 2, 3, 4 and 5 have been paid in full, the Post-Confirmation Committee shall be deemed to have transferred all of the rights and authority granted to it hereunder to the Liquidating Trustee.

ARTICLE II

RULES OF INTERPRETATION AND DEFINED TERMS

RULES OF INTERPRETATION AND COMPUTATION OF TIME.  For purposes of this Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) any reference in this Plan to an existing document or schedule filed or to be filed means such document or Schedule, as it may have been or may be amended, modified or supplemented pursuant to this Plan; (d) any reference to an entity as a Holder of a Claim or Interest includes that entity’s successors and assigns; (e) all references in this Plan to Sections, Articles and Schedules are references to Sections, Articles and Schedules of or to this Plan; (f) the words “herein,” “hereunder” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation

(3) There are no remaining allowed secured claims.

of this Plan; (h) the rules of construction set forth in Section 102 of the Bankruptcy Code will apply; and (i) in computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) will apply.

DEFINED TERMS.  As used herein, capitalized terms have the meanings set forth below.  Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

2.1                               ADMINISTRATIVE CLAIM means a Claim for costs and expenses of administration of the Chapter 11 Cases allowed under sections 503(b), 507(a)(1), or, if applicable, 1114(e)(2) of the Bankruptcy Code, including: (a) any actual and necessary costs and expenses incurred after the Petition Date of preserving the Debtors’ Estates and operating the businesses of the Debtors; (b) compensation for legal, financial, advisory, accounting and other services and reimbursement of expenses allowed by the Bankruptcy Court under sections 330, 331 or 503(b) of the Bankruptcy Code to the extent incurred prior to the Effective Date; (c) all fees and charges assessed against the Debtors’ Estates under Section 1930, chapter 123 of title 28, United States Code; (d) Reclamation Claims and (e) those Claims deemed Administrative Claims by the Bankruptcy Court in a Final Non-Appealable Order.

2.2                               ADMINISTRATIVE CLAIMS RESERVE FUND means an account containing the Cash required to be set aside pursuant to Section 10.1 of this Plan.

2.3                               ALLOWED CLAIM (including, without limitation any Claim modified by the word “Allowed”) means any Claim which satisfies both subsections (A) and (B) below:

(A) either (i) listed on the Debtors’ Schedules as non-contingent, liquidated and undisputed and which has not been superseded by the timely filing of a proof of claim or (ii) asserted by the timely filing of a proof of claim, and

(B) (x) as to which no objection or request for estimation has been filed on or before the Claims Objection Deadline; (y) as to which any objection has been settled, waived, withdrawn or overruled by a Final Non-Appealable Order; or (z) that is treated as an Allowed Claim by a Final Non-Appealable Order.

The amount of an Allowed Claim is equal to the amount of such Claim, unless a timely objection has been filed, in which case the amount of such Allowed Claim shall be the amount determined by a Final Non-Appealable Order.  For purposes of computing distributions under this Plan, the term “Allowed Claim” shall not include interest on such Claim from and after the Petition Date, except as provided in Section 506(b) of the Bankruptcy Code or as otherwise expressly set forth in this Plan.

2.4                               ALLOWED INTEREST means any Interest that: (a) is registered as of the Effective Date in a stock register maintained by or on behalf of the Debtors and (b) is not a Disputed Interest.

2.5                               ASSUMED AGREEMENTS mean all executory contracts and unexpired leases of the Debtors which have been assumed by the Debtors prior to the Effective Date pursuant to a Final Non-Appealable Order.

2.6                               AVOIDANCE CLAIMS means those Estate Claims seeking the recovery of fraudulent transfers or preferential transfers pursuant to 11 U.S.C. §§ 547, 548, 549 and 550.

2.7                               BALLOT means the ballot, the form of which has been approved by the Bankruptcy Court, accompanying the Disclosure Statement and the Plan, which has been provided to each Holder of a Claim entitled to vote to (i) accept or reject this Plan and (ii) elect whether to have such Holder’s Claim treated as a Convenience Claim.

2.8                               BANKRUPTCY CODE means title 11, United States Code, as now in effect or hereafter amended.

2.9                               BANKRUPTCY COURT means (a) from the Petition Date through March 19, 2002, the United States Bankruptcy Court for the District of Delaware and (b) thereafter, the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division.

2.10                        BANKRUPTCY RULES mean the Federal Rules of Bankruptcy Procedure, the Federal Rules of Civil Procedure as applicable to bankruptcy proceedings, and the local rules of the Bankruptcy Court, as each is now in effect or hereafter amended.

2.11                        BUSINESS DAY means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

2.12                        CASH means legal tender of the United States of America and equivalents thereof.

2.13                        CASH DISTRIBUTION RESERVE FUND means an account containing the Cash required to be set aside pursuant to Section 10.3 of this Plan.

2.14                        CEO SUCCESS CLAIM mean the post-petition Claim of Marc S. Simon to receive a success bonus pursuant to the Success Claims Order, as modified by this Plan, in an amount to be calculated in accordance with Section 4.1(b) of this Plan.

2.15                        CHAPTER 11 CASE(S) mean (a) when used with reference to a particular Debtor, the case under chapter 11 of the Bankruptcy Code commenced by such Debtor in the Bankruptcy Court and (b) when used with reference to all of the Debtors, the cases under Chapter 11 of the Bankruptcy Code commenced by the Debtors in the Bankruptcy Court.

2.16                        CLAIM means a “claim,” as defined in Section 101(5) of the Bankruptcy Code.

2.17                        CLAIMS BAR DATE means July 15, 2002, subject to the exceptions and extensions set forth in the Claims Bar Date Order or other order of the Bankruptcy Court.

2.18                        CLAIMS BAR DATE ORDER means the Order (A) Fixing Pre-Petition Claims Bar Date, (B) Approving Manner And Form Of Notice, And (C) Approving Procedures Related Thereto entered by the Bankruptcy Court on May 1, 2002.

2.19                        CLAIMS OBJECTION DEADLINE means the last day for filing objections to Claims to be established by order of the Bankruptcy Court, which date, unless otherwise ordered, shall be the later of (i) the 180th day after the Effective Date, (ii) with respect to any Claim, the 60th day after the filing of such Claim, and (iii) such later date as hereafter ordered by the Bankruptcy Court.

2.20                        CLASS means a category of Holders of Claims or Interests, as described in Article III hereof.

2.21                        CONFIRMATION DATE means the date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

2.22                        CONFIRMATION HEARING means the hearing held by the Bankruptcy Court pursuant to Section 1128 of the Bankruptcy Code to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

2.23                        CONFIRMATION ORDER means the order of the Bankruptcy Court, in form and substance satisfactory to the Debtors and the Official Committee, confirming this Plan pursuant to Section 1129 of the Bankruptcy Code.

2.24                        CONVENIENCE CLAIM means a Claim against any of the Debtors with respect to which the Holder thereof voluntarily elects to receive, on the date set forth in Section 4.3, a ten percent (10%) distribution, provided that the amount of such distribution shall not exceed one thousand dollars ($1,000) and shall be subject to the limitations contained within Article IV of this Plan.

2.25                        DEBTOR(S) means, individually, HA-LO, Lee Wayne or Starbelly, and, collectively, HA-LO, Lee Wayne and Starbelly.

2.26                        DEBTORS’ SCHEDULES mean the schedules filed by the Debtors on October 6, 2001, as thereafter amended.

2.27                        DISCLOSURE STATEMENT means that certain disclosure statement, including all exhibits and schedules thereto, as amended or supplemented from time to time, relating to this Plan as approved by order of the Bankruptcy Court.

2.28                        DISPUTED CLAIM means (a) any Claim asserted by the filing of a proof of claim against a Debtor as to which an objection has been filed on or before the Claims Objection Deadline by the Debtors, the Liquidating Trustee or any party-in-interest, and which objection has not been withdrawn or resolved by entry of a Final Non-Appealable Order, (b) any Claim that the Debtors’ Schedules list as non-contingent, liquidated and undisputed as to which a timely objection has been filed on or before the Claims Objection Deadline by the Debtors, the Liquidating Trustee or any party-in-interest, and which objection has not been withdrawn or resolved by entry of a Final Non-Appealable Order, (c) any Claim that the Debtors’ Schedules list as disputed, unliquidated or contingent, and (d) any Claim asserted by the filing of a proof of claim that identifies such claim as contingent or fails to state the dollar amount of such claim.  In the event any part of a Claim is disputed, such Claim shall be deemed a Disputed Claim in its entirety for purposes of distribution hereunder, unless the Liquidating Trustee and the Holder of such Claim otherwise agree, or the Bankruptcy Court orders otherwise.

2.29                        DISPUTED CLAIMS RESERVE FUND means an account containing the Cash required to be set aside pursuant to Section 10.4 of this Plan.

2.30                        DISPUTED INTEREST means any Interest in a Debtor (a) for which an Interest has been asserted for more shares of stock than are listed in the list of Interests to be published by the Liquidating Trustee prior to the first distribution, if any, on account of Interests or (b) as to which an objection to the list of Interests to be published by the Liquidating Trustee prior to the first distribution, if any, on account of Interests or applicable proof of interest has been timely filed by the Liquidating Trustee or any party-in-interest.  In the event any part of an Interest is disputed, such Interest shall be deemed a Disputed Interest in its entirety for purposes of distribution hereunder, unless the Liquidating Trustee and the Holder of such Interest otherwise agree, or the Bankruptcy Court orders otherwise.

2.31                        EFFECTIVE DATE means the close of business on the tenth (10th) calendar day after entry of the Confirmation Order unless such date falls on a day other than a Business Day,  in which case the Effective Date shall be the first Business Day thereafter.

2.32                        EMPLOYEE BENEFIT PLANS, as referenced in Section 8.4, mean employment and severance policies, compensation and benefit plans, policies, and programs applicable to an employer’s employees, retirees and non-employee directors and such employer’s employees and retirees of their subsidiaries, including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, life and accidental death and dismemberment insurance plans.

2.33                        ERISA means the Employee Retirement Income Security Act of 1974.

2.34                        ESTATE CLAIMS mean all claims, rights of action, suits or proceedings, whether in law or in equity, whether known or unknown, that any Debtor or Estate may hold against any person or entity, foreign or domestic, under the Bankruptcy Code or applicable foreign or domestic non-bankruptcy law, including, without limitation, any claims for (i) recovery of fraudulent transfers, (ii) recovery of preferential transfers, (iii) recovery of post-petition transfers, (iv) deferred purchase price obligations owed by the purchasers of divisions or subsidiaries of either Debtor or their respective subsidiaries, (v) damages suffered on account of or in connection with the acquisition of Starbelly, or (vi) tax refunds.

2.35                        ESTATE(S) means, individually, the estate of HA-LO, the estate of Lee Wayne  or the estate of Starbelly, and, collectively, the Debtors’ estates created under Section 541 of the Bankruptcy Code.

2.36                        EXISTING COMMON STOCK means the existing common stock of HA-LO issued prepetition and outstanding as of the moment immediately prior to the Effective Date, including treasury stock.

2.37                        EXISTING PREFERRED STOCK means the Series A Convertible Participating Preferred Stock of HA-LO issued prepetition and outstanding as of the moment immediately prior to the Effective Date.

2.38                        FINAL DECREE means the final decree entered by the Bankruptcy Court upon substantial consummation of the Plan in accordance with Bankruptcy Rule 3022.

2.39                        FINAL NON-APPEALABLE ORDER means an order of the Bankruptcy Court as to which the time to appeal, petition for certiorari or move for re-argument or re-hearing has expired and as to which no appeal, petition for certiorari or other proceedings for re-argument or re-hearing shall then be pending or as to which any right to appeal, petition for certiorari, re-argue or re-hear shall have been waived in writing in form and substance satisfactory to (i) the Debtors or the Liquidating Trustee, as the case may be, and (ii) the Official Committee or the Post-Confirmation Committee, as the case may be, in the event that an appeal, writ of certiorari or re-argument or re-hearing thereof has been sought, such order of the Bankruptcy Court shall have been determined by the highest court to which such order was appealed, or certiorari, re-argument or re-hearing shall have been denied and the time to take any further appeal, petition for certiorari or move for re-argument or re-hearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not preclude such order from being a Final Non-Appealable Order.

2.40                        FOREIGN PROCEEDING means a proceeding, whether judicial or administrative and whether or not under bankruptcy law, commenced or pending outside the United States of America, in which an entity asserts a Claim against any of the Debtors, an affiliate or any of their property or seeks enforcement of any right or Claim against any of the Debtors, an affiliate or any of their property or the liquidation, reorganization, discharge, composition of debt, or winding up of any of the Debtors, an affiliate, their businesses, or their property, including the appointment of a liquidator, receiver, administrator or legal representative of creditors.

2.41                        HIG BUYER means HA-LO Promotions Acquisition Corporation and HA-LO Holding BV, collectively, which are subsidiaries of H.I.G. Capital, L.L.C., a Delaware limited liability company that is a private equity investment firm based in Miami, Florida.

2.42                        HOLDER means a person or entity holding a Claim or Interest.

2.43                        IMPAIRED means, when used in reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of Section 1124 of the Bankruptcy Code.

2.44                        INITIAL CASH DISTRIBUTION DATE means the date, within 30 days after the Claims Objection Deadline, on which the initial Cash distributions will be made by the Liquidating Trustee to certain Holders of Allowed Claims.

2.45                        INTEREST means the legal, equitable, contractual and other rights of a Holder in respect of Existing Preferred Stock or Existing Common Stock.

2.46                        INTEREST OBJECTION DEADLINE means the last day for filing objections to Interests to be established pursuant to the terms of Articles IV and IX of this Plan.

2.47                        LIENS means all liens, mortgages, security interests, pledges, charges, encumbrances or other legally cognizable security devices of any kind against real or personal property of the Debtors.

2.48                        LIQUIDATING TRUST AGREEMENT means the Liquidating Trust Agreement to be dated as of the Effective Date establishing the terms and conditions for, among other things, the appointment and obligations of the Liquidating Trustee, substantially in the form attached hereto as Exhibit A.

2.49                        LIQUIDATING TRUSTEE means the entity designated in this Plan to serve as the Liquidating Trustee pursuant to the terms of the Liquidating Trust Agreement and this Plan, or any successor Liquidating Trustee appointed in accordance with the terms of the Liquidating Trust Agreement.

2.50                        LITIGATION & ADMINISTRATION FUND means an account containing the Cash required to be set aside pursuant to Section 10.2 of this Plan.

2.51                        MANAGEMENT SUCCESS CLAIMS mean the post-petition Claims of those members of the Debtors’ management team that are identified on Schedule 4.1(b) to receive success bonuses pursuant to the Success Claims Order, as modified by this Plan, in an aggregate amount to be calculated in accordance with Section 4.1(b) of this Plan.  Those members of the Debtors’ management team that are identified on Schedule 4.1(b) to receive success bonuses shall receive that portion of the bonus pool allocated to them in a schedule to be provided by the Debtors to the contemplated Liquidating Trustee (with a copy to the United States Trustee and the Official Committee) prior to confirmation of this Plan.

2.52                        MASTER SERVICE PARTIES means the parties identified on the Master Service List maintained by the Debtors in accordance with the Order Granting Debtors’ Motion For An Order Establishing Omnibus Hearing Dates And Certain Notice, Case Management And Administrative Procedures entered on April 17, 2002.

2.53                        NEWCO means the business operated under the name of “HA-LO” and/or “Lee Wayne” by the HIG Buyer after May 14, 2003.

2.54                        NORTHERN TRUST ESCROW ACCOUNT means the joint order escrow account established pursuant to the terms of the May 14, 2003 Letter Agreement executed by HA-LO, Marc S. Simon and the Official Committee and approved by the Bankruptcy Court on or about May 14, 2003 and which modifies the terms of and thereafter terminates the employment contract of Marc S. Simon.

2.55                        OFFICIAL CLAIMS AGENT means Logan & Company, Inc. pursuant to the order entered on or about August 3, 2001, or such successor as is thereafter ordered by the Bankruptcy Court.

2.56                        OFFICIAL CLAIMS REGISTER means the register of Claims maintained by the Official Claims Agent.

2.57                        OFFICIAL COMMITTEE means the Official Committee of Unsecured Creditors that was appointed in these Chapter 11 Cases by the United States Trustee on or about August 21, 2001, pursuant to Section 1102 of the Bankruptcy Code.

2.58                        PETITION DATE means the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Cases – namely, July 30, 2001.

2.59                        PLAN means this First Amended Plan Of Reorganization (Liquidating) Of HA2003, Inc. f/k/a HA-LO Industries, Inc., LW2003, Inc. f/k/a Lee Wayne Corporation And Starbelly.com, Inc., As Proposed By The Debtors And Debtors-In-Possession And The Official Committee Of Unsecured Creditors and all supplements, appendices and schedules hereto, as confirmed by the Bankruptcy Court.

2.60                        PLAN DOCUMENTS mean the Plan, the Disclosure Statement, and the Liquidating Trust Agreement.

2.61                        POST-CONFIRMATION COMMITTEE means the committee formed as of the Effective Date pursuant to Article XII hereof.

2.62                        PREFERENCE CLAIMS means the portion of the Estate Claims arising under 11 U.S.C. § 547 and subject to recovery under 11 U.S.C. § 550.

2.63                        PREFERENCE ORDER shall have the meaning ascribed to it in Section 12.4 of this Plan.

2.64                        PREFERRED SHAREHOLDERS mean those persons and entities that received shares of preferred stock from HA-LO (or its predecessor in interest) prior to the commencement of the Chapter 11 Cases.

2.65                        PRIORITY NON-TAX CLAIM means a Claim or that portion of a Claim entitled to priority under sections 507(a)(2) through (a)(7) and (a)(9) of the Bankruptcy Code other than an Administrative Claim.

2.66                        PRIORITY TAX CLAIM means a Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

2.67                        PROFESSIONAL(S) means, individually, any person or entity employed in the Chapter 11 Cases pursuant to sections 327, 328 or 1103 of the Bankruptcy Code or pursuant to the Order Granting Authority To Retain, Employ & Reimburse Ordinary Course Professionals entered on or about October 2, 2001, and collectively, all such persons and entities.

2.68                        RECLAMATION CLAIM means any Claim arising from rights of reclamation under Section 546(c) of the Bankruptcy Code and applicable non-bankruptcy law.

2.69                        REJECTED AGREEMENTS mean executory contracts and unexpired leases of the Debtors which are not Assumed Agreements.

2.70                        RESERVE, or any derivation thereof, when used with respect to a Claim, shall mean that Cash, in an amount sufficient to pay such Claim in full or in such lesser amount as determined by the Bankruptcy Court based on an estimation request made by the Liquidating Trustee pursuant to Section 502(c) of the Bankruptcy Code or in such lesser amount representing the pro rata distribution made to equally situated creditors, which shall be, or shall have been, deposited into one or more applicable Reserve Funds to be used for payment in respect of such Claim at the appropriate time.

2.71                        RESERVE FUNDS mean collectively, the Administrative Claims Reserve Fund, the Cash Distribution Reserve Fund, the Disputed Claims Reserve Fund, the Litigation & Administration Fund and the Unclaimed Reserve Fund.

2.72                        RETIREMENT PLAN means the Debtors’ 401(k) plan in existence immediately prior to the sale of the substantially all of their assets to the HIG Buyer.

2.73                        SALE PROCEEDS mean, collectively, all proceeds from the sale of assets of the Debtors.

2.74                        STARBELLY means Starbelly.com, Inc.

2.75                        STOCK HOLDER LISTS mean, collectively, the List of HA-LO Existing Common Stock Holders and the List of HA-LO Existing Preferred Stock Holders, each of which was attached to the Certification of Counsel filed by HA-LO Industries, Inc. with the Bankruptcy Court on October 3, 2001.

2.76                        SUCCESS CLAIMS mean, collectively, the CEO Success Claim and the Management Success Claims.

2.77                        SUCCESS CLAIMS ORDER means the Order Granting Debtors’ Motion For Order Authorizing Them To (A) Enter Into Leases “Replacing” The Lease Of Their Present Corporate Headquarters, (B) Assume Employment Contracts Of Certain Members Of Senior Management Team And (C) Adopt Management And Employee Retention Programs In Order To Implement Business Plan, entered by the Bankruptcy Court on or about November 16, 2001.

2.78                        UNCLASSIFIED CLAIM means each Administrative Claim, Success Claim and Priority Tax Claim.

2.79                        UNIMPAIRED means, when used in reference to a Claim or Interest, a Claim or Interest that is not impaired within the meaning of Section 1124 of the Bankruptcy Code.

2.80                        UNSECURED CLAIM means an Unsecured Lee Wayne Claim, an Unsecured HA-LO Claim or an Unsecured Starbelly Claim.

2.81                        UNSECURED CREDITOR means each Holder of an Unsecured Claim.

2.82                        UNSECURED HA-LO CLAIM means each unsecured Claim filed against HA-LO or listed in HA-LO’s Schedules as a Claim against HA-LO other than an Unclassified Claim, a Priority Non-Tax Claim or a Convenience Claim.

2.83                        UNSECURED LEE WAYNE CLAIM means each unsecured Claim filed against Lee Wayne or listed in Lee Wayne’s Schedules as a Claim against Lee Wayne other than other than an Unclassified Claim, a Priority Non-Tax Claim or a Convenience Claim.

2.84                        UNSECURED STARBELLY CLAIM means each unsecured Claim filed against Starbelly or listed in Starbelly’s Schedules as a Claim against Starbelly other than an Unclassified Claim, a Priority Non-Tax Claim or a Convenience Claim.

ARTICLE III

CLASSIFICATION OF CLAIMS AND INTERESTS

This Plan constitutes a single plan of reorganization of a liquidating nature for all three Debtors.  Each Holder of a Claim or Interest has such Claim or Interest in each Class for which such Claim or Interest fits within the description, but only to the extent such Claim or Interest falls within the definition of each such Class.  A Holder may have a Claim or Interest in more than one Class, to the extent applicable.  A Claim or Interest is placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or an Allowed Interest in that Class and such Claim or Interest has not been paid, released or otherwise settled in accordance with the terms of this Plan or otherwise.

All Claims and Interests are classified as set forth below; provided, however, that in accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are unclassified.

3.1                               UNCLASSIFIED CLAIMS (not entitled to vote on the Plan).

(a)                                  Administrative Claims.

(b)                                 Success Claims.

(c)                                  Priority Tax Claims.

3.2                               UNIMPAIRED CLASSES OF CLAIMS (There are no unimpaired classes of claims).

3.3                               IMPAIRED CLASSES OF CLAIMS (entitled to vote on the Plan).

(a)                                  Class 1: Priority Non-Tax Claims.

(b)                                 Class 2: Convenience Claims.

(c)                                  Class 3: Unsecured Lee Wayne Claims.

(d)                                 Class 4: Unsecured HA-LO Claims.

(e)                                  Class 5: Unsecured Starbelly Claims.

3.4                               IMPAIRED CLASSES OF INTERESTS (deemed to have rejected the Plan and therefore not entitled to vote to accept or reject the Plan).

(a)                                  Class 6: Existing Preferred Stock Interests.

(b)                                 Class 7: Existing Common Stock Interests.

ARTICLE IV

TREATMENT OF CLAIMS AND INTERESTS

4.1                               UNCLASSIFIED CLAIMS

(a)                                  Administrative Claims.  Subject to the provisions of sections 330(a), 331 and 503(b) of the Bankruptcy Code, on, or as soon as practicable after (i) the Effective Date, if such Administrative Claim is an Allowed Administrative Claim as of the Effective Date or (ii) the date an Administrative Claim becomes an Allowed Claim, the Liquidating Trustee shall pay, in Cash, to the Holders of each Allowed Administrative Claim, in full satisfaction, settlement and release thereof, one hundred percent (100%) thereof unless such Holder shall have agreed with the Debtors (or the Liquidating Trustee) to less favorable treatment of such Claim; provided that Administrative Claims which are not Allowed Claims on the Effective Date shall be Reserved for on the Effective Date and shall be paid if and when such Claims become Allowed Claims.  For purposes of executing the objective of this Section, to the extent possible, the Debtors shall pay all Allowed Administrative Claims and authorized payments of compensation and expense reimbursement to Professionals before the Effective Date or on the Effective Date just prior to the Debtors’ transfer of their assets to the Liquidating Trust.  The Holders of Administrative Claims are Unimpaired, are deemed to have accepted the Plan, and are therefore not entitled to vote on the Plan.  Without limiting the generality of the foregoing, Administrative Claims shall include the following:

(i)                                     Professional Fees and Expenses. Notwithstanding the foregoing, Professionals employed at the expense of the Estates of the Debtors shall receive Cash in the amount awarded to such Professionals by order of the Bankruptcy Court at the later of the Effective Date, the date upon which such order allowing final compensation is entered by the Bankruptcy Court, or such later date as may be agreed to by such Professional.  In order that the Liquidating Trustee may make adequate provision for payments and establish an appropriate reserve, each such Professional shall advise the Liquidating Trustee before the Effective Date of the estimated amount of compensation, including any holdbacks, fees and expenses, for which it has sought or will seek an allowance and, prior to or on the Effective Date, such amount shall be Reserved in the Administrative Claim Reserve Fund.

(ii)                                  Reclamation Claims.  The Liquidating Trustee shall pay, in Cash, to the Holders of each Allowed Reclamation Claim, in full satisfaction, settlement and release thereof, one hundred percent (100%) thereof, less the amount of any claim(s) that the Liquidating Trustee or the Post-Confirmation Committee may have against such Holder, unless such Holder shall have agreed with the Liquidating Trustee to less favorable treatment of such Claim.

(b)                                 Success Claims.  Unless the Holder of any Success Claim shall have agreed to less favorable treatment of such Claim with the Debtors or the Liquidating Trustee or the Post-Confirmation Committee, the Liquidating Trustee shall pay the Holders of Success Claims the applicable amount of success bonuses due to the Holders of Success Claims as calculated below and in satisfaction of the obligations originally arising under the Success Claims Order.

The amount of the Success Claims payable to each of (i) the Holder of the CEO Success Claim and (ii) the Holders of the Management Success Claims shall be computed as follows:

3% of the first $10 million of value received by unsecured creditors; plus

4% of the next $10 million of value received by unsecured creditors (i.e. $10,000,001-$20,000,000); plus

5% of the next $20 million of value received by unsecured creditors (i.e. $20,000,001-$40,000,000); plus

6% of any additional value received by unsecured creditors (i.e. $40,000,001 plus); plus

2% of the amount of secured debt (owed to the Debtors’ primary bank lenders as of November 16, 2001, or any substitute or replacement lenders) that is paid off, provided such secured debt is paid in full (up to a cap of $14 million in secured debt).

For example, if the amount of value available for distribution to the Holders of Class 2, 3, 4, or 5 Claims is $45,080,000, the Success Claims held by Marc Simon and the pool of key executives will be computed as follows:

	Simon	Executive Pool
(a)	2% of amount of secured debt paid off up to $14 million ($280,000)	2% of amount of secured debt paid off up to $14 million ($280,000)

(b)	3% of first $10 million ($300,000)	3% of first $10 million ($300,000)

(c)	4% of next $10 million ($400,000)	4% of next $10 million ($400,000)

(d)	5% of next $20 million ($1 million)	5% of next $20 million ($1 million)

(e)	6% of $1 million ($60,000)	6% of $1 million ($60,000)

Total	$2,040,000	$2,040,000

Total Distribution to Holders of Success Claims under this example: $4,080,000.

Any distribution of Cash to the Holders of Management Success Claims shall be divided only among those individuals listed on Schedule 4.1(b), pro rata, based on the percentage allocations to be contained within a schedule to be provided by the Debtors to the Liquidating Trustee (with copies to the United States Trustee and the Official Committee) and in accordance with the Success Claims Order.

For purposes of calculating the amount of any Success Claim, distributions to Holders of Claims in Class 2, Class 3, Class 4 and Class 5 shall all be treated as “value received by unsecured creditors.”  However, inasmuch as the Success Claims are unclassified claims (as opposed to general unsecured claims that arose prior to the Petition Date), distributions made to the Holders of Success Claims shall not be treated as “value received by unsecured creditors” when calculating the amount of any success bonus.  Rather, the Holders of Success Claims shall receive distributions that are computed on the amount of value that is distributed to the Holders of Claims in Classes 2, 3, 4 and 5.

For purposes of determining the eligibility of the Holders of Success Claims to receive their distributions, the Success Claims are deemed (i) to have arisen subsequent to the Petition Date but prior to the Effective Date, and (ii) to have fully vested, to the extent not already vested, on the Effective Date.

(c)                                  Priority Tax Claims.  The legal and equitable rights of the Holders of Priority Tax Claims are unaltered by the Plan.  The Liquidating Trustee shall pay, in Cash, to the Holders of each Allowed Priority Tax Claim, in partial satisfaction, settlement and release thereof (and, with respect to the final payment, in complete satisfaction, settlement and release thereof), one hundred percent (100%) thereof plus interest at the rate of 2% per annum, unless such Holder and the Debtors (or the Liquidating Trustee) shall have agreed to less favorable treatment of such Claim.  Such payments shall be made in six equal annual installments and shall occur on the first, second, third, fourth, fifth and sixth anniversary of the Effective Date pursuant to

Section 1129(a)(9)(C) of the Bankruptcy Code.  Notwithstanding the foregoing, the Liquidating Trustee shall have the discretionary authority to pay the Allowed Priority Tax Claims prior to the due dates set forth in the foregoing payment schedule.  Any Claim or demand for payment of a penalty (other than a penalty of the type specified in Section 507(a)(8)(G) of the Bankruptcy Code) shall be disallowed pursuant to this Plan, and the Holder of an Allowed Priority Tax Claim shall not assess or attempt to collect such penalty from the Debtors or their Estates, the Liquidating Trustee or their property.

4.2                               UNIMPAIRED CLASSES OF CLAIMS.

(a)                                  There are no unimpaired classes of claims, given that the secured claims of LaSalle Bank were satisfied in full upon the closing of the sale of substantially all assets of the Debtors to the HIG Buyer.

4.3                               IMPAIRED CLASSES OF CLAIMS.

(a)                                  Class 1.  Priority Non-Tax Claims.  After payment in full of, or Reserving for, all Unclassified Claims, then on, or as soon as reasonably practicable after, the date on which the Cash Distribution Fund contains enough Cash to pay the Holders of all Priority Non-Tax Claims, the Liquidating Trustee shall pay, in Cash, or Reserve, as applicable, to the Holders of each Allowed Priority Non-Tax Claim, in full satisfaction, settlement and release thereof, one hundred percent (100%) thereof unless such Holder shall have agreed with the Debtors (or the Liquidating Trustee) to less favorable treatment of such Claim, provided, however, any Allowed Priority Non-Tax Claim not due and owing on the date of the first distribution of Cash to Unsecured Creditors will be paid in accordance with this Section when such Claim becomes due and owing.

(b)                                 Class 2: Convenience Claims.  On the later of (i) the date on which all Unclassified and Priority Non-Tax Claims have been paid or Reserved in full or (ii) thirty (30) days after the Effective Date (or as soon as practicable thereafter), the Liquidating Trustee shall pay, in Cash, to, or for the account of, the Holders of each Allowed Convenience Claim in full satisfaction, settlement and release thereof, ten percent (10%) thereof, not to exceed $1,000.

(1)                                  For purposes of determining Convenience Claims:

(aa)                            all rights to payment or other relief by a single person or entity against Lee Wayne that would otherwise be classified within Class 3 shall constitute a single Claim in the event that the holder thereof elects to have such claims treated as a Convenience Claim;

(bb)                          all rights to payment or other relief by a single person or entity against HA-LO that would otherwise be classified within Class 4 shall constitute a single Claim in the event that the holder thereof elects to have such claims treated as a Convenience Claim; and

(cc)                            all rights to payment or other relief by a single person or entity against Starbelly that would otherwise be classified within Class 5 shall constitute a single Claim in the event that the holder thereof elects to have such claims treated as a Convenience Claim.

(2)                                  A creditor’s election to have his/her/its claim(s) treated as a Convenience Claim shall be made on the Ballot for accepting or rejecting the Plan, completed and returned within the time fixed by order of the Court.

(c)                                  Class 3:  Unsecured Lee Wayne Claims.  Unless the Holder of any Allowed Unsecured Lee Wayne Claim shall have agreed with the Debtors or the Liquidating Trustee (or the Post-Confirmation Committee) to less favorable treatment, the Liquidating Trustee, shall, after having paid all Convenience Claims, on the twentieth (20th) calendar day of each quarter (i.e. January 20th, April 20th, July 20th and October 20th), distribute Cash from the Cash Distribution Reserve Fund to, or for the account of, the Holders of Allowed Unsecured Lee Wayne Claims and Reserve Cash from the Cash Distribution Reserve Fund into the Disputed Claim Reserve Fund for Disputed Claims; provided, however, that if the Cash Distribution Reserve Fund contains less than $1,000,000 on such twentieth (20th) day, then the Liquidating Trustee may, but shall not be required to, make a Cash distribution at any time during such quarter.

(d)                                 Class 4:  Unsecured HA-LO Claims.  Unless the Holder of any Allowed Unsecured HA-LO Claim shall have agreed with the Debtors (or the Liquidating Trustee or the Post-Confirmation Committee) to less favorable treatment, the Liquidating Trustee, shall, after having paid all Convenience Claims, on the twentieth (20th) calendar day of each quarter (i.e. January 20th, April 20th, July 20th and October 20th), distribute Cash from the Cash Distribution Reserve Fund to, or for the account of, the Holders of Allowed Unsecured HA-LO Claims and Reserve Cash from the Cash Distribution Reserve Fund into the Disputed Claim Reserve Fund for Disputed Claims; provided, however, that if the Cash Distribution Reserve Fund contains less than $1,000,000 on such twentieth (20th) day, then the Liquidating Trustee may, but shall not be required to, make a Cash distribution at any time during such quarter.

(e)                                  Class 5:  Unsecured Starbelly Claims.  Unless the Holder of any Allowed Unsecured Starbelly Claim shall have agreed with the Debtors (or the Liquidating Trustee or the Post-Confirmation Committee) to less favorable treatment, the Liquidating Trustee, shall, after having paid all Convenience Claims, on the twentieth (20th) calendar day of each quarter (i.e. January 20th, April 20th, July 20th and October 20th), distribute Cash from the Cash Distribution Reserve Fund to, or for the account of, the Holders of Allowed Unsecured Starbelly Claims and Reserve Cash from the Cash Distribution Reserve Fund into the Disputed Claim Reserve Fund for Disputed Claims; provided, however, that if the Cash Distribution Reserve Fund contains less than $1,000,000 on such twentieth (20th) day, then the Liquidating Trustee may, but shall not be required to, make a Cash distribution at any time during such quarter.

(f)                                    Aggregate Amount of Distributions to Holders of Allowed Unsecured Claims.  The aggregate Cash distributed to, or for the account of, any Holder of an Allowed Unsecured Claim shall not exceed the total amount of such Allowed Unsecured Claim, plus interest on any outstanding amount thereof as set forth in Article VII hereof.

(g)                                 Parity of Treatment for Classes 3, 4 & 5.  Notwithstanding the separate classification of Class 3, Class 4 and Class 5 Claims, all such Claims shall have the same priority, and the creditors of Class 3, Class 4 and Class 5 shall be treated equally.

4.4                               IMPAIRED CLASSES OF INTERESTS.

(a)                                  Class 6:  Existing Preferred Stock Interests.

(1)                                  Any claim arising from or related to the sale of an interest in Starbelly to HA-LO (or its predecessor in interest) shall be deemed to be disallowed as a claim in its entirety on the Effective Date and treated as Preferred Stock Interests unless subordinated to Common Stock Interests pursuant to an order of the Bankruptcy Court.  Claims predicated on rights arising out of Preferred Stock Interests shall be treated strictly as Class 6 Interests and will receive no distribution other than that received by other Class 6 Interest Holders.  Accordingly, claims held by J.P. Morgan Partners (SBIC), LLC f/k/a Chase Venture Capital Associates LP and other Holders of Preferred Interests received in connection with HA-LO’s acquisition of Starbelly shall not be eligible to receive distributions in any class other than Class 6 or, in the event the Court subordinates Class 6 Claims, such lower class as is applicable.

(2)                                  On the Effective Date, immediately after the transfer of all of the Debtors’ assets into the Liquidating Trust, the Existing Preferred Stock shall be extinguished and cancelled.  From and after the date on which all Holders of Unclassified Claims and Holders of Allowed Claims are not entitled to any further distributions in accordance with this Plan and all Disputed Claims have been Reserved for, then to the extent that the Liquidating Trustee has any further Cash to distribute, the Liquidating Trustee, in accordance with the procedures set forth in this Plan and the Liquidating Trust Agreement, shall (i) send notice to all Holders of Interests in respect of Existing Preferred Stock of such potential upcoming distribution and of the opportunity to file a proof of interest with respect thereto within sixty (60) days of the mailing of such notice, (ii) publish a notice of a potential distribution to Holders of Interests in respect of Existing Preferred Stock, and the details for obtaining a distribution in respect thereof, one time in the national edition of the Wall Street Journal, (iii) publish the list of Holders of Existing Preferred Stock on a website, and (iv) after allowing for a one hundred twenty (120) day period after the mailing of the aforementioned notice for the Liquidating Trustee and parties-in-interest to file objections to Interests and additional time for the subsequent adjudication of all such objections, distribute, in Cash, to the Holders of each Allowed Interest in respect of Existing Preferred Stock, the amount of Cash equal to such Holders’ pro rata share of all Interests in respect of Existing Preferred Stock (as a percentage) multiplied by the amount of Cash being distributed at such time, unless such Holder and the Debtors shall have agreed to different treatment of such Interest.

(3)                                  The Debtors and the Official Committee expressly reserve their rights, and upon the Effective Date, the Liquidating Trustee and the Post-Confirmation Committee shall have the right, to seek the subordination of the equity interests of the Preferred Shareholders (and claims, to the extent that the Preferred Shareholders have any claims other than those expressly disallowed in subparagraph (1) above).  Accordingly, nothing contained in this Plan shall preclude the Liquidating Trustee or the Post-Confirmation Committee from seeking to subordinate the equity interests (and claims, to the extent that the Preferred Shareholders have any claims other than those expressly disallowed in subparagraph (1) above).

(b)                                 Class 7:  Existing Common Stock Interests.  On the Effective Date, immediately after the transfer of all of the Debtors’ assets into the Liquidating Trust, the Existing Common Stock shall be extinguished and cancelled.  From and after the date on which all Holders of Unclassified Claims and Holders of Allowed Claims are not entitled to any further distributions in accordance with this Plan, all Disputed Claims have been Reserved for and all Holders of Allowed Interests in respect of Existing Preferred Stock have been satisfied in full, then to the extent that the Liquidating Trustee has any further Cash to distribute, the Liquidating Trustee, in accordance with the procedures in this Plan and the Liquidating Trust Agreement, shall (i) send notice to all Holders of Interests in respect of Existing Common Stock of such potential upcoming distribution and of the opportunity to file a proof of interest with respect thereto within sixty (60) days of the mailing of such notice, (ii) publish a notice of a potential distribution to Holders of Interests in respect of Existing Common Stock, and the details for obtaining a distribution in respect thereof, one time in the national edition of the Wall Street Journal, (iii) publish the list of Holders of Interests in respect of Existing Common Stock on a website, and (iv) after allowing for a one hundred and twenty (120) day period after the mailing of the aforementioned notice for the Liquidating Trustee and parties-in-interest to file objections to Interests and additional time for the subsequent adjudication of all such objections, distribute, in Cash, to the Holders of each Allowed Interest in respect of Existing Common Stock, the amount of Cash equal to such Holder’s pro rata share of all Interests in respect of Existing Common Stock (as a percentage) multiplied by the amount of Cash being distributed at such time, unless such Holder and the Debtors shall have agreed to different treatment of such Interest.

4.5                               PRO RATA DISTRIBUTIONS.  All distributions to any Class shall be made on a pro rata basis among all of the Holders of Allowed Claims or Allowed Interests in such Class.

ARTICLE V

MEANS FOR IMPLEMENTATION OF THE PLAN

5.1                               SUBSTANTIVE CONSOLIDATION.

(a)                                  Consolidation of the Bankruptcy Cases.  The Estates and Bankruptcy Cases of each of the Debtors shall be deemed to be substantively consolidated upon the Effective Date.

(b)                                 Effect of Substantive Consolidation.  Subject to the treatment accorded Unsecured Claims in  Section 4.3 hereof, on the Effective Date, (i) any and all assets of Lee Wayne and Starbelly shall be merged with, and treated as part of, the assets of HA-LO, (ii) any and all claims held by any of the Debtors against any of the other Debtors, including but not limited to any claims for indemnity or contribution, shall be released or extinguished, (iii) any and all claims of whatever kind or nature against any of the Debtors, and any and all guarantees thereof by any of the other Debtors, shall be deemed to be solely an obligation of HA-LO, and (iv) all joint and several Claims against the Debtors shall be deemed several Claims solely against HA-LO.

(c)                                  Dissolution of the Debtors.  On the Effective Date, immediately following the transfer of each Debtor’s Assets to the Liquidating Trust, the Debtors shall be deemed to have been dissolved; provided, however, that the Debtors’ Chapter 11 Cases shall remain open pending the entry of an Order(s) closing the cases and entering a final decree and each Debtor shall retain all tax attributes that it had immediately prior to the Effective Date to the fullest extent authorized by law, including all net operating loss carry forwards.

(d)                                 Compliance with Applicable Non-Bankruptcy Law.  Upon the Effective Date, the Debtors shall take whatever steps are necessary to comply with applicable non-bankruptcy law to effectuate the transactions contemplated under subsection (c) above.

5.2                               ESTABLISHMENT OF LIQUIDATING TRUST AND APPOINTMENT OF LIQUIDATING TRUSTEE.  On the Effective Date, a Liquidating Trust shall be established pursuant to the terms of the Liquidating Trust Agreement.  On the Effective Date, a Liquidating Trustee shall be appointed pursuant to the terms of Section 11.1.  The Liquidating Trustee shall have the rights, powers and duties set forth in Articles IV, VII, IX, X and XI hereof and in the Liquidating Trust Agreement, and shall, among other things, make distributions from time to time in accordance with Article IV hereof.

5.3                               SOURCES OF CASH FOR DISTRIBUTIONS.  The sources of Cash for ultimate distribution to creditors (and to the extent creditors have been paid in full, interest holders) are the Sale Proceeds and the recovery/collection of the Estate Claims.

5.4                               CONTRIBUTIONS TO LIQUIDATING TRUST.  On the Effective Date, all property of the Debtors’ Estates shall vest in the Liquidating Trust and be administered by the Liquidating Trustee in accordance with the terms of this Plan and the Liquidating Trust Agreement.  Transfers of assets to the Liquidating Trust shall be treated as a deemed transfer to the beneficiary-creditors followed by a deemed transfer by the beneficiary-creditors to the Liquidating Trust.  Thereafter, the beneficiaries of the Liquidating Trust will be treated as the grantors and deemed owners of the Liquidating Trust.  The Liquidating Trustee will use consistent valuations of the transferred property for all federal income tax purposes.

5.5                               CANCELLATION OF AND STOCK.  As of the Effective Date, all Existing Preferred Stock and Existing Common Stock and any Interests that have been authorized to be issued but that have not been issued shall be deemed to have been cancelled and extinguished without any further action of any party.

ARTICLE VI

ACCEPTANCE OR REJECTION OF THE PLAN

6.1                               CLASSES ENTITLED TO VOTE.  The Holders of Claims in Classes 1, 2, 3, 4 and 5 are entitled to vote to accept or reject the Plan.  The Holders of Interests in Classes 6 and 7 are deemed by operation of law to have rejected the Plan and therefore, are not entitled to vote to accept or reject the Plan.

6.2                               CRAMDOWN.  The Debtors and the Official Committee will request confirmation of the Plan, as it may be modified from time to time, under the “cram-down” principles codified in Section 1129(b) of the Bankruptcy Code with respect to Class 1, Class 2 and/or Class 5, if necessary, and with respect to Classes 6 and 7.

ARTICLE VII

PROVISIONS GOVERNING DISTRIBUTIONS

7.1                               DISTRIBUTION REQUIREMENTS.  The Liquidating Trustee shall make distributions on account of Claims and Interests (to the extent applicable) in accordance with the provisions set forth in Article IV hereof, after Reserving for any Claims in accordance with the terms of this Plan.

7.2                               INTEREST ON CLAIMS.  Except as otherwise explicitly set forth in this Plan, postpetition interest shall not accrue or be paid on any Claims, and no Holder of any other Claim shall be entitled to interest accruing on or after the Petition Date on any such Claim.  The Holders of Unsecured Claims shall, from and after the Effective Date, be entitled to interest on the unpaid portion of such Claims which shall accrue at the rate of 2% per annum.

7.3                               DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS.

(a)                                  Delivery of Distributions in General.  Distributions to Holders of Allowed Claims shall be sent via first class United States mail to the addresses set forth in the Debtors’ Schedules unless such addresses are superseded, prior to the date of the subject distribution, by (i) proofs of claim timely filed in accordance with the Bar Date Order, (ii) transfers of claim filed and served upon the Debtors and/or the Liquidating Trustee pursuant to the Bankruptcy Rules or (iii) written notice served upon the Debtors or the Liquidating Trustee of such Holder’s new address.  Distributions made to the Holders of Allowed Interests shall be sent via first class United States mail to the addresses set forth in the list of Interests to be published by the Liquidating Trustee in accordance with Section 4.4(a) and Section 4.4(b) unless such addresses are superseded, prior to the date of the subject distribution, by (x) proofs of interest timely filed in accordance with the terms hereof, (y) transfers of interest filed and served upon the Liquidating Trustee pursuant to the Bankruptcy Rules or (z) written notice served upon the Liquidating Trustee of such Holder’s new address.  Distributions on account of Success Claims shall be sent via first class United States mail to the Holders thereof at the addresses provided to the Debtors or the Liquidating Trustee by such Holders.

(b)                                 Undeliverable and Unclaimed Distributions.

(a)  Holding and Investment of Undeliverable and Unclaimed Distributions.  If the distribution to, or for the account of, any Holder of an Allowed Claim or an Allowed Interest is returned to the Liquidating Trustee as undeliverable or is otherwise unclaimed, no further distributions shall be made to such Holder unless and until the Liquidating Trustee is notified in writing of such Holder’s then current address.  Undeliverable and unclaimed Cash distributions shall be deposited in the Unclaimed Reserve Fund.

(b)  After Distributions Become Deliverable.  Subject to the limitations of subparagraph (iii) below, the Liquidating Trustee shall make all distributions that have become deliverable or have been claimed within ninety (90) days after the date that the Liquidating Trustee first mailed or otherwise attempted to make such distribution as soon as practicable after such distribution has become deliverable, except that the Liquidating Trustee shall not be required to make distributions more than one time within any quarter.

(c)  Failure to Claim Undeliverable Distributions.  Any Holder of an Allowed Claim or Allowed Interest that does not seek to collect its undeliverable or unclaimed distribution within ninety (90) days after the date such distribution was initially mailed or otherwise distributed shall be deemed to have forfeited its right to collect on such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such right to such undeliverable or unclaimed distribution, or any future distributions that such Holder would otherwise be entitled to receive, against the Estates, the Liquidating Trustee, the Post-Confirmation Committee, or any property of the foregoing.  In such cases, any Cash in the Unclaimed Reserve Fund on account of such undeliverable or unclaimed distributions shall be transferred by the Liquidating Trustee from the Unclaimed Reserve Fund into the Litigation & Administration Fund or the Cash Distribution Reserve Fund, pursuant to Section 10.2 and Section 10.3 hereof.

(d)  No Obligation to Locate.  Nothing contained in the Plan shall require the Liquidating Trustee or the Post-Confirmation Committee to make any effort to locate any Holder of an Allowed Claim or Allowed Interest.  Holders of Allowed Claims and Allowed Interests have the affirmative obligation to notify, in writing, the Liquidating Trustee of any change in address.

7.4                               COMPLIANCE WITH TAX REQUIREMENTS.  Any federal, state or local withholding taxes or amounts required to be withheld under applicable law shall be deducted from distributions hereunder.  To the extent not required to be withheld, nothing in this Plan shall be deemed to impose an obligation on the Liquidating Trustee to withhold any amount from any payment or distribution.  All Holders of Claims or Interests shall be required to provide, and it shall be a condition to the disbursement of any Cash to such Holder that such Holder does provide, any information necessary to effect the withholding of such taxes or to satisfy any tax reporting obligation.

7.5                               ALLOCATION OF PLAN DISTRIBUTIONS BETWEEN PRINCIPAL AND INTEREST.  To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the claim, to the portion of such Claim representing accrued but unpaid interest.

7.6                               MEANS OF CASH PAYMENT.  Notwithstanding anything to the contrary contained herein, payments of Cash made pursuant to the Plan shall be made, at the option and in the sole discretion of the Liquidating Trustee, by checks or wire transfers drawn on an account maintained at a bank selected by the Liquidating Trustee.  Cash payments to foreign creditors may be made, at the option of the Liquidating Trustee, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

7.7                               SETOFFS.  The Liquidating Trustee, or to the extent that it has been authorized to administer any asset of the Estate, the Post-Confirmation Committee or any third party, may, pursuant to Section 553 of the Bankruptcy Code or applicable non-bankruptcy law, but shall not be required to, set off all payments or other distributions to be made pursuant to the Plan in respect of an Allowed Claim or Allowed Interest against any Estate Claims that the Liquidating Trust may have against the Holder of such Claim or Interest; provided, however, that neither the failure to do so nor the allowance of any Claim or Interest hereunder shall constitute a waiver or release by the Debtors, the Liquidating Trustee or the Post-Confirmation Committee of any such Estate Claim that the Debtors, the Liquidating Trustee or the Post-Confirmation Committee may have against such Holder.

7.8                               SURRENDER OF CANCELLED INSTRUMENTS OR SECURITIES.

Except as provided in Section 7.9 below, as a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim or an Allowed Interest (to the extent applicable) evidenced by the instruments, securities or other documentation cancelled pursuant to Section 5.5 hereof, the Liquidating Trustee may require the Holder of such Claim or Interest, as the case may be, to mark the applicable instruments, securities or other documentation evidencing such Claim or Interest with a “cancelled” designation and to deliver such instruments, securities or other documentation to the Liquidating Trustee.

7.9                               LOST, STOLEN, MUTILATED OR DESTROYED DEBT SECURITIES.

Any Holder of a Claim or Interest (if applicable) evidenced by a document required to be tendered pursuant to Section 7.8 above that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such document or instrument, deliver to the Liquidating Trustee: (i) evidence reasonably satisfactory to the Liquidating Trustee of the loss, theft, mutilation or destruction; and (ii) such security or indemnity as may be required by the Liquidating Trustee (or the Post-Confirmation Committee) to hold the Liquidating Trustee and the Post-Confirmation Committee harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Allowed Claim or Allowed Interest (to the extent applicable).  Upon compliance with this Section by a Holder of a Claim or Interest (if applicable), such Holder, for all purposes under the Plan, shall be deemed to have surrendered such note, debenture or equity security.

7.10                        CATCH-UP CASH DISTRIBUTIONS.  In the event that all or any portion of a Disputed Claim becomes an Allowed Claim or all or any portion of a Disputed Interest becomes an Allowed Interest, the Liquidating Trustee shall distribute, prior to the calculation and distribution of any Cash in the Cash Distribution Fund available for distribution to the Holder of such Claim or Interest, from the funds Reserved on account of such Claim or Interest, that amount which would previously have been distributed to the Holder of such Claim or Interest had such Claim or Interest been an Allowed Claim or Allowed Interest as of the Effective Date.

7.11                        FREQUENCY OF DISTRIBUTIONS.  In accordance with the distribution provisions of this Plan, the Liquidating Trustee shall distribute at least annually to the beneficiaries the net income of the Liquidating Trust plus all net proceeds from the disposition or liquidation of assets, except that the Liquidating Trustee may retain an amount of net proceeds or net income reasonably necessary to maintain the value of its assets or to meet claims and contingent liabilities.

ARTICLE VIII

TREATMENT OF EXECUTORY CONTRACTS, UNEXPIRED LEASES AND
EMPLOYEE BENEFIT PLANS

8.1                               REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.  Immediately prior to the Effective Date, all executory contracts and unexpired leases other than Assumed Agreements shall be deemed rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code.  Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code and Sections 8.2 and 8.3 below.

8.2                               CLAIMS BASED ON REJECTION OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES.  All proofs of claim with respect to Claims arising from the rejection of executory contracts or unexpired leases, if any, must be filed with the Official Claims Agent prior to the later of the Claims Bar Date and thirty (30) days after the date of entry of an order of the Bankruptcy Court approving such rejection.  All proofs of claims with respect to Claims arising from executory contracts or unexpired leases rejected under this Plan, if any, must be filed with the Official Claims Agent not later than thirty (30) days after the Effective Date.  Any Claims arising from the rejection of an executory contract or unexpired lease not filed within such time period will be forever barred from assertion against the Estates.  All such Claims for which proofs of claim are required to be filed will be, and will be treated as, Unsecured Claims subject to the provisions of Article III hereof, subject to any limitation on allowance of such Claims under Section 502 of the Bankruptcy Code or otherwise.

8.3                               CONTRACTUAL INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES.  Except for the Debtors’ contractual obligations to indemnify Marc Simon (which obligations were previously approved by the Bankruptcy Court and which shall remain in effect), the contractual obligations of the Debtors to indemnify any person or entity serving at any time on or prior to the Petition Date as one of their directors, officers or employees by reason of such person’s or entity’s service in such capacity shall be deemed and treated as executory contracts that are rejected by the Debtors pursuant to the Plan and sections 365 and 1123 of the Bankruptcy Code as of the Effective Date.

8.4                               COMPENSATION AND BENEFIT PROGRAMS; EMPLOYMENT CONTRACTS; EMPLOYEE BENEFIT PLANS.

(a)                                  Rejection of Programs and Policies.  The Debtors do not believe that there are any Employee Benefit Plans applicable to the Debtors other than the Retirement Plan, which was previously assumed and assigned to the HIG Buyer.  To the extent that the Debtors have any programs and policies that constitute an executory contract, other than those previously assumed (e.g. provisions of the Success Claims Order) and those previously assumed and assigned, such programs, policies and executory contracts shall be deemed to have been rejected pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code on the Effective Date.

(b)                                 Employment Contracts.  Except as previously assumed by the Debtors pursuant to an order of the Bankruptcy Court, each of the employment contracts between a Debtor and an employee of such Debtor, to the extent that it is still effective, will be deemed to have been rejected pursuant to the provisions of Section 365 and 1123 of the Bankruptcy Code on the Effective Date.

ARTICLE IX

AUTHORITY AND PROCEDURES FOR RESOLVING DISPUTED,
CONTINGENT AND UNLIQUIDATED CLAIMS AND DISPUTED INTERESTS

9.1                               OBJECTIONS TO CLAIMS.  After the Effective Date, except insofar as a Claim has previously been allowed or to the extent otherwise ordered by the Bankruptcy Court, only the Liquidating Trustee and the Post-Confirmation Committee, in accordance with the allocation of responsibility discussed below, shall have the right to object to Claims and the right to settle, compromise, withdraw or litigate to judgment such objections.  Except as otherwise ordered by the Bankruptcy Court, objections to Claims shall be filed and served upon the Holders of such Claims no later than the Claims Objection Deadline, unless such deadline is extended by the Bankruptcy Court, which extension may be granted at the request of the Liquidating Trustee or the Post-Confirmation Committee upon notice to the Master Service Parties.

9.2                               ALLOCATION OF AUTHORITY TO OBJECT TO CLAIMS.

(a)                                  Authority of the Post-Confirmation Committee.  The Post-Confirmation Committee shall have the authority to object to any claim filed by (i) insiders of the Debtors, (ii) creditors having claims arising from the provision of goods or services to the Debtors and that continue to do business with Newco, (iii) Professionals, and (iv) such other claimants as may be expressly authorized by the Liquidating Trustee.  In the event that the Post-Confirmation Committee is precluded by a conflict from objecting to any such claim, the Post-Confirmation Committee is required to transfer its authority to object to such claim to the Liquidating Trustee, or if the Liquidating Trustee is precluded by an actual or reasonably potential conflict from handling such matter, or is otherwise unwilling or unable to object to such claim, to a third party to be mutually selected by the Post-Confirmation Committee and the Liquidating Trustee and which has agreed to object to such claim in the stead of the Post-Confirmation Committee and the Liquidating Trustee.  In the event that the Post-Confirmation Committee is not precluded by a conflict from objecting to any such claim, but is otherwise unwilling to object to any such claim, the Post-Confirmation Committee is authorized, but not required, to transfer its authority to object to such claim to the Liquidating Trustee, or if the Liquidating Trustee is unwilling or unable to object to such claim, to a third party to be mutually selected by the Post-Confirmation Committee and the Liquidating Trustee and which has agreed to object to such claim in the stead of the Post-Confirmation Committee and the Liquidating Trustee.

(b)                                 Authority of the Liquidating Trustee.  The Liquidating Trustee shall have the authority to object to (i) all claims other than those identified in the foregoing subparagraph (a), and (ii) such other claims as may be expressly authorized by the Post-Confirmation Committee.  In the event that the Liquidating Trustee is precluded by a conflict from objecting to any such claim, the Liquidating Trustee is required to transfer its authority to object to such claim to the Post-Confirmation Committee, or if the Post-Confirmation Committee is unwilling or unable to object to such claim, to a third party to be mutually selected by the Liquidating Trustee and the Post-Confirmation Committee and which has agreed to object to such claim in the stead of the Liquidating Trustee and the Post-Confirmation Committee.  In the event that the Liquidating Trustee is not precluded by a conflict, but is otherwise unwilling to object to any such claim, the Liquidating Trustee is authorized, but not required, to transfer its authority to object to such claim to the Post-Confirmation Committee, or if the Post-Confirmation Committee is unwilling or unable to object to such claim, to a third party to be mutually selected by the Liquidating Trustee and the Post-Confirmation Committee and which has agreed to object to such claim in the stead of the Liquidating Trustee and the Post-Confirmation Committee.

9.3                               OBJECTIONS TO INTERESTS.  After the Effective Date, except insofar as an Interest has previously been allowed or to the extent otherwise ordered by the Bankruptcy Court, only the Liquidating Trustee shall have the right to object to Interests and the right to settle, compromise, withdraw or litigate to judgment such objections.  Except as otherwise ordered by the Bankruptcy Court, objections to Interests shall be filed and served upon the Holders of such Interests no later than the Interest Objection Deadline, unless such deadline is extended by the Bankruptcy Court, which extension may be granted at the request of the Liquidating Trustee upon notice to the Master Service Parties.

9.4                               NO WAIVER.  The failure of the Debtors or the Official Committee to object to any Claim or Interest, for voting purposes or otherwise, on or in connection with this Plan shall not be deemed to be a waiver of any right granted in this Plan to the Liquidating Trustee or the Post-Confirmation Committee to object to any Claim or Interest in whole or in part thereafter.  In accordance therewith, the Liquidating Trustee and the Post-Confirmation Committee are expressly authorized to assert objections to any and all Claims on or prior to the Claims Objection Deadline.  The Liquidating Trustee is expressly authorized to assert objections to any and all Interests on or prior to the Interest Objection Deadline.

9.5                               NO DISTRIBUTIONS TO DISPUTED CLAIMS OR INTERESTS.

Notwithstanding any other provisions of the Plan, no payments or distributions will be made on account of (i) a Disputed Claim until such Claim is an Allowed Claim or (ii) a Disputed Interest until such Interest is an Allowed Interest.

ARTICLE X

RESERVE FUNDS

10.1                        ADMINISTRATIVE CLAIMS RESERVE FUND.  On the Effective Date (or as soon thereafter as is practicable), the Liquidating Trustee shall create and fund the Administrative Claims Reserve Fund with an amount of Cash equal to (i) the aggregate amount of Cash sufficient to pay to each Holder of a Disputed Administrative Claim (other than Success Claims) the amount such Holder would have been entitled to receive on that date if its Disputed Claim was then an Allowed Claim, (ii) the aggregate amount of Cash sufficient to pay all Allowed, but unpaid, Administrative Claims either in full or in such lesser amount as determined by the Bankruptcy Court based on an estimation request made by the Liquidating Trustee pursuant to Section 502(c) of the Bankruptcy Code, and (iii) the aggregate amount of Cash sufficient to pay all Professionals’ fees that have been estimated pursuant to Section 4.1(a)(i) but which are not yet eligible for payment; provided, however, that the Liquidating Trustee may, at any time, file motion(s) pursuant to Section 502(c) of the Bankruptcy Code for order(s) estimating and limiting the amount of Cash which shall be deposited in the Administrative Claims Reserve Fund in respect of any Administrative Claims (other than Success Claims) that are Disputed Claims with notice and an opportunity to be heard to the affected Holders of such Disputed Claims.  The Post-Confirmation Committee may, to the extent requested by the Liquidating Trustee, assist with the filing and prosecution of any estimation motion(s) filed by the Liquidating Trustee.

10.2                        LITIGATION & ADMINISTRATION FUND.  On the Effective Date (or as soon thereafter as is practicable), the Liquidating Trustee shall establish a Litigation & Administration Fund, the proceeds of which shall be used to finance the prosecution of the Estate Claims and claims objections and to satisfy other expenses related to the administration of the liquidating trust to be established pursuant to the terms of the Liquidating Trust Agreement.  The Litigation & Administration Fund shall be funded, on the Effective Date or as soon as reasonably practicable thereafter, with Six Million Dollars ($6,000,000) or such other amount to be determined by the Post-Confirmation Committee after consultation with the Liquidating Trustee.  Thereafter, the Litigation & Administration Fund may be replenished in accordance with Section 10.6.

10.3                        CASH DISTRIBUTION RESERVE FUND.  On the Effective Date, the Liquidating Trustee shall establish a Cash Distribution Reserve Fund, the proceeds of which shall be distributed to Holders of Allowed Class 3, Class 4 and Class 5 Claims, or distributed to the Disputed Claims Reserve Fund or the Litigation & Administration Fund, as necessary.

10.4                        DISPUTED CLAIMS RESERVE FUND.  On each date of a Cash distribution, the Liquidating Trustee shall deposit into the Disputed Claims Reserve Fund an aggregate amount of Cash sufficient to pay to each Holder of a Disputed Claim the amount such Holder would have been entitled to receive on that date if its Disputed Claim were then an Allowed Claim; provided, however, that the Liquidating Trustee, may, at any time, file motion(s) pursuant to Section 502(c) of the Bankruptcy Code for order(s) estimating and limiting the amount of Cash which shall be deposited in the Disputed Claims Reserve Fund in respect of any Claims (other than Administrative Claims and Convenience Claims) that are Disputed Claims with notice to and an opportunity for the Post-Confirmation Committee and the affected Holders of such Disputed Claims to be heard.  The Post-Confirmation Committee may, to the extent requested by the Liquidating Trustee, assist with the filing and prosecution of any estimation motion(s) filed by the Liquidating Trustee.

(a)                                  From time to time, in its discretion, the Liquidating Trustee shall distribute from the Disputed Claims Reserve Fund to the Holders of Allowed Claims that were previously Disputed Claims (and which have not yet been satisfied, but are then Allowed Claims), the amount of Cash that such Holder would have received had its Claim been an Allowed Claim as of the Effective Date.

(b)                                 As and to the extent that the amount Reserved for any Disputed Claim exceeds the amount for which it becomes an Allowed Claim, the excess Cash held in the Disputed Claims Reserve Fund for such Claim shall be transferred from the Disputed Claims Reserve Fund into the Cash Distribution Reserve Fund.

(c)                                  Notwithstanding any other provision of the Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Non-Appealable Order rendering such Disputed Claim an Allowed Claim.

10.5                        UNCLAIMED RESERVE FUND.  On the Effective Date, an Unclaimed Reserve Fund shall be established relative to disputed claims against the Debtors.  Upon the return of any undeliverable Cash distributions in accordance with Section 7.3(b)(i) of this Plan, the Liquidating Trustee shall deposit into the Unclaimed Reserve Fund an amount equal to the amount of the undeliverable Cash distributions.  If and when any such Cash distribution becomes deliverable, the Liquidating Trustee shall use the proceeds of the Unclaimed Reserve Fund to distribute the previously undeliverable distributions to the Holders of the applicable Allowed Claims or Allowed Interests.  After the waiting period set forth in Section 7.3(b)(iii) has expired with respect to an undeliverable Cash distribution, any Cash remaining in the Unclaimed Reserve Fund on account of such undeliverable distribution shall be transferred into the Cash Distribution Reserve Fund.

10.6                        FUNDING AND REPLENISHMENT.  After consultation with the Liquidating Trustee, the Post-Confirmation Committee may, in its sole discretion, direct the Liquidating Trustee to fund, and as necessary replenish from any source (including any fund created pursuant to this Plan), the Litigation & Administration Fund with the amount of money that the Post-Confirmation Committee (after consultation with the Liquidating Trustee) deems necessary to achieve the objectives of the Litigation & Administration Fund.

10.7                        PERMITTED INVESTMENTS.  The Liquidating Trustee shall invest all Cash, including, but not limited to, the Cash held in the Reserve Funds in (i) direct obligations of the United States of America or obligations of any agency or instrumentality thereof which are guaranteed by the full faith and credit of the United States of America; (ii) money market deposit accounts, checking accounts, savings accounts or certificates of deposit, or other time deposit accounts that are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof up to federally insured limits; (iii) money market deposit accounts, checking accounts, savings accounts or certificates of deposit, or other time deposit accounts that are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof for amounts in excess of federally insured limits, provided that such bank or institution (a) is recognized by the United States Trustee for the Northern District of Illinois as an authorized depository institution for estate funds and (b) grants a first priority security interest to the Estate (or the United States Trustee for the benefit of the Estate) in direct obligations of the United States of America or obligations of any agency or instrumentality thereof which are guaranteed by the full faith and credit of the United States of America in an amount equal to or greater than the amount invested by the Liquidating Trustee in such institution in excess of federal insured limits; or (iv) any other investments that may be permissible under (a) Section 345 of the Bankruptcy Code or (b) any order of the Bankruptcy Court entered in the Chapter 11 Cases.

10.8                        INTEREST.  With respect to Cash held in any Reserve Fund pursuant to this Article X (other than the Litigation & Administration Fund), the interest earned on such Cash shall be transferred into the Cash Distribution Reserve Fund.

10.9                        FOREIGN PROCEEDINGS.  The provisions of 11 U.S.C. § 508 shall apply to distributions under this Plan.  Without limiting the generality of the foregoing, if a creditor under any Class receives, under a Foreign Proceeding, payment of, or a transfer of property on account of, a Claim that is allowed under this Plan, such creditor shall not receive any payment under the Plan on account of such Claim until each of the other Holders of Claims who are entitled to share equally with such creditor under this Plan has received payment under this Plan equal in value to the consideration received by such creditor in such foreign proceeding.

10.10                 AUTHORIZATION TO TRANSFER CASH AMONG RESERVE FUNDS.  After consultation with the Liquidating Trustee, the Post-Confirmation Committee may, in its sole discretion, direct the Liquidating Trustee to transfer Cash to and from any of the Reserve Funds as may be necessary, and at any time, in order to effectuate the terms of this Plan.

10.11                 MONEY REMAINING IN RESERVE FUNDS.  Upon the Liquidating Trustee’s determination that it has completed substantially all of its duties with the exception of a final distribution of Cash remaining in the Reserve Funds at such time, if any, if the aggregate amount of such remaining Cash equals or exceeds $25,000, then the Liquidating Trustee shall distribute such Cash in accordance with the terms of this Plan.  If, however, at such time, the aggregate amount of Cash remaining in all of the Reserve Funds is less than $25,000, then the Liquidating Trustee and the Post-Confirmation Committee shall mutually select a non-profit organization or charity to which the Liquidating Trustee shall donate such remaining Cash.  In the case of a final distribution pursuant to the terms of this Section, any undeliverable distributions that are returned to the Liquidating Trustee or the Post-Confirmation Committee shall be donated by the Liquidating Trustee to a non-profit organization or charity of their mutual choice.

10.12                 PAYMENT OF PROFESSIONALS FROM ADMINISTRATION FUNDS.  Fees and expenses of Professionals shall be submitted to the Liquidating Trustee (with a copy to counsel for the Liquidating Trustee and counsel to the Post-Confirmation Committee).

(a)                                  If no objection thereto is received by the Liquidating Trustee within twenty (20) days after receipt thereof, and sufficient cash is available in the Litigation & Administration Fund to pay all actual and estimated fees and expenses of all Professionals incurred during the same time period, then the Liquidating Trustee shall pay the unopposed fees and expenses within fifteen (15) days after the passage of the objection period.

(b)                                 In the event that there is insufficient cash in the Litigation & Administration Fund to pay all fees and expenses of all Professionals incurred during the same time period, then the Liquidating Trustee shall pay the fees and expenses then eligible for payment on a pro rata basis with all fees and expenses incurred (based upon actual or estimated invoices) during the applicable time period.  While the Liquidating Trustee may use estimated invoices to determine the pro rata basis for payment, under no circumstances may the Liquidating Trustee pay an estimated invoice.

(c)                                  In the event that an objection to the payment of Professional fees and/or expenses has been timely received by the Liquidating Trustee, the Liquidating Trustee shall be precluded from making such payment until the earlier of (i) the withdrawal or resolution of such objection and (ii) approval of such payment by the Bankruptcy Court.

(d)                                 In the event that the Post-Confirmation Committee expressly consents to payment in derogation of the foregoing procedure, the Liquidating Trustee may, but shall not be required to, pay Professional fees and expenses without approval of the Bankruptcy Court.

(e)                                  Sperling & Slater, P.C. shall file with the Clerk of the Bankruptcy Court the narrative portion of a fee application (excluding the detailed invoices and description of services and expenses ) at the time that it submits any billing statement to the Liquidating Trustee and the Post-Confirmation Committee.

ARTICLE XI

LIQUIDATING TRUSTEE

11.1                        APPOINTMENT, SERVICE & TERMINATION.

(a)                                  Prior to the Effective Date, the Debtors shall designate an entity to be formed by Marc Simon to serve as the Liquidating Trustee pursuant to the terms of this Plan and the form Liquidating Trust Agreement attached hereto as Exhibit A.  Unless otherwise authorized by the Post-Confirmation Committee, Marc Simon (i) shall be the sole member and manager of the entity that will serve as the Liquidating Trustee, and (ii) shall not transfer ownership or control, in whole or in part, of such entity without the consent of the Post-Confirmation Committee.  Such designated entity shall serve until resignation or discharge and the appointment of a successor Liquidating Trustee in accordance with the Liquidating Trust Agreement.

(b)                                 The Post-Confirmation Committee shall have the right, subject to the terms of the Liquidating Trust Agreement, to terminate the employment of the Liquidating Trustee, with or without cause, at any time prior to the date on which the Holders of Claims in Classes 2, 3, 4 and 5 have been paid in full.

(c)                                  In the event that the original Liquidating Trustee resigns, is removed by the Bankruptcy Court or is terminated by the Post-Confirmation Committee, the Post-Confirmation Committee shall be entitled to appoint a successor Liquidating Trustee.

(d)                                 Provided that he complies with his cooperation obligation described in the May 14, 2003 Letter Agreement identified in Section 2.54, the resignation, removal or termination of the original Liquidating Trustee shall not impair any right of Marc Simon to receive his severance payment distributions from the Northern Trust Escrow Account.

11.2                        RIGHTS, POWERS AND DUTIES OF THE LIQUIDATING TRUSTEE.

  The Liquidating Trustee shall have all the rights, powers and duties necessary to carry out its responsibilities under the Plan.  Such rights, powers and duties, which shall be exercisable by the Liquidating Trustee, as authorized by the Plan and the Liquidating Trust Agreement, shall include, inter alia,  the following:

(a)                                  opening and maintaining bank accounts and depositing funds, drawing checks and making disbursements and distributions in accordance with the Plan and the Liquidating Trust Agreement;

(b)                                 investing all Cash in accordance with the provisions set forth in Section 10.7;

(c)                                  calculating, paying and Reserving, as necessary, all payments of Cash to be made under the Plan and other orders of the Bankruptcy Court to Holders of Allowed Claims and Allowed Interests;

(d)                                 employing and supervising Professionals pursuant to Section 11.6;

(e)                                  compensating the Professionals referred to in the foregoing subparagraph pursuant to Section 10.12;

(f)                                    compensating the Professionals employed by the Post-Confirmation Committee pursuant to Section 10.12;

(g)                                 making and filing tax returns for the Debtors and the Liquidating Trust;

(h)                                 objecting to Claims or Interests filed against any of the Debtors’ Estates on any basis in accordance with Section 9.2;

(i)                                     seeking estimation of contingent or unliquidated claims under 11 U.S.C. § 502(c);

(j)                                     seeking a determination of tax liability under 11 U.S.C. § 505;

(k)                                  prosecuting avoidance actions under 11 U.S.C. §§ 544, 545, 547, 548, 549 and 553;

(l)                                     prosecuting claims for recovery of avoided transfers under 11 U.S.C. § 550;

(m)                               recovering property avoided under 11 U.S.C. §§ 544, 545, 547, 548, 549, 550 and 553;

(n)                                 prosecuting or otherwise disposing of Estate Claims subject to the limitations set forth in this Plan and the Liquidating Trust Agreement;

(o)                                 transferring Cash among Reserve Funds as permitted pursuant to Section 10.10;

(p)                                 purchasing errors and omission insurance (or similar insurance coverage) as permitted pursuant to Section 11.9; and

(q)                                 exercising all powers and rights, and taking all actions, consistent with, contemplated by or provided for in the Plan or the Liquidating Trust Agreement.

11.3                        THE NORTHERN TRUST ESCROW ACCOUNT.  Upon the Effective Date, HA-LO’s interest in the Northern Trust Escrow Account shall vest in the Liquidating Trustee, who shall administer said account in accordance with the terms thereof, this Plan, and to the extent applicable, the Liquidating Trust Agreement.  Notwithstanding anything to the contrary herein, the Northern Trust Escrow Account is not, and shall not be deemed to be, a reserve account subject to the provisions of Article X of this Plan.

11.4                        COMPENSATION OF THE LIQUIDATING TRUSTEE’S PROFESSIONALS.  Any Professionals engaged by the Liquidating Trustee shall be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred from the Litigation & Administration Fund.  Subject to Section 10.12, the payment of the fees (as applicable) and expenses of the Liquidating Trustee and its Professionals shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court.

11.5                        AUTHORITY TO SETTLE ESTATE CLAIMS.  From and after the Effective Date, the Liquidating Trustee shall be authorized, pursuant to Bankruptcy Rule 9019 and Section 105(a) of the Bankruptcy Code, to compromise and settle Estate Claims, except those Avoidance Claims that the Post-Confirmation Committee is authorized to prosecute pursuant to Section 12.3, in accordance with the following procedures, which shall constitute sufficient notice in accordance with the Bankruptcy Code and the Bankruptcy Rules for compromises and settlements of Claims.  Subject to the exception contained in clause (a) below, the Liquidating Trustee shall provide the Post-Confirmation Committee with written notice by overnight delivery, hand delivery, email or facsimile transmission of each Estate Claim or Preference Claim that it intends to compromise, settle or resolve.

(a)                                  If the maximum potential recovery (excluding fees, costs, punitive damages, offsets, counterclaims and defenses) of any Estate Claim is less than or equal to $150,000, the Liquidating Trustee may settle the Estate Claim and execute necessary documents, including a stipulation of settlement or a special release related solely to the claim at issue, in its sole discretion and without notice to any party.

(b)                                 If the maximum potential recovery (excluding fees, costs, punitive damages, offsets, counterclaims and defenses) of any Estate Claim is greater than $150,000 but no more than $1,500,000, the Liquidating Trustee shall be authorized and empowered to settle such Estate Claim and execute necessary documents, including a stipulation of settlement or a special release related solely to the claim at issue, subject to notifying the Post-Confirmation Committee of the terms of the proposed settlement.  If (a) the Post-Confirmation Committee indicates its approval in writing or (b) the Post-Confirmation Committee does not provide the Liquidating Trustee with written notice of an objection to the respective proposed settlement within seven (7) Business Days after the date such notice is mailed or otherwise transmitted, the Liquidating Trustee shall be authorized to accept and consummate such settlement.

(c)                                  If the maximum potential recovery (excluding fees, costs, punitive damages, offsets, counterclaims and defenses) of any Estate Claim is greater than $1,500,000 or the contemplated settlement calls for the issuance of a general release by the Estate, the Debtors, the Liquidating Trustee or the Post-Confirmation Committee, and provided that the Post-Confirmation Committee expressly approves the contemplated settlement, the Liquidating Trustee shall file with the Bankruptcy Court a motion seeking approval of such settlement, compromise or resolution and shall provide notice of such motion of not less than fifteen (15) days to the Post-Confirmation Committee.

11.6                        AUTHORITY TO SETTLE OBJECTIONS TO CLAIMS.  From and after the Effective Date, the Liquidating Trustee shall be authorized, pursuant to Bankruptcy Rule 9019 and Section 105(a) of the Bankruptcy Code, to compromise and settle objections to Claims, except those Claims as to which the Post-Confirmation Committee is authorized to object pursuant to Section 9.2, in accordance with the following procedures, which shall constitute sufficient notice in accordance with the Bankruptcy Code and the Bankruptcy Rules for compromises and settlements of Claims.  Subject to the exception contained in clause (a) below, the Liquidating Trustee shall provide the Post-Confirmation Committee with written notice by overnight delivery, hand delivery, email or facsimile transmission of each Claim objection that it intends to compromise, settle or resolve.

(a)                                  If the maximum amount (including fees, costs, penalties, interest, and punitive damages) of the filed Claim is less than or equal to $150,000, the Liquidating Trustee may settle the Claim and execute necessary documents in its sole discretion and without notice to any party.

(b)                                 If the maximum amount (including fees, costs, penalties, interest, and punitive damages) of the filed Claim is greater than $150,000 but no more than $1,500,000, the Liquidating Trustee shall be authorized and empowered to settle such Claim and execute necessary documents, subject to notifying the Post-Confirmation Committee of the terms of the proposed settlement.  If (a) the Post-Confirmation Committee indicates its approval in writing or (b) the Post-Confirmation Committee does not provide the Liquidating Trustee with written notice of an objection to the respective proposed settlement within seven (7) Business Days after the date such notice is mailed or otherwise transmitted, the Liquidating Trustee shall be authorized to accept and consummate such settlement.

(c)                                  If the maximum amount (including fees, costs, penalties, interest, and punitive damages) of the filed Claim is greater than $1,500,000, and provided that the Post-Confirmation Committee expressly approves the contemplated settlement, the Liquidating Trustee shall file with the Bankruptcy Court a motion seeking approval of such proposed settlement, compromise or resolution and shall provide notice of such motion of not less than fifteen (15) days to the Post-Confirmation Committee.

11.7                        COUNSEL TO THE LIQUIDATING TRUSTEE.  The Liquidating Trustee may employ, without the need to obtain any further authority from the Bankruptcy Court or otherwise, the following professionals to assist it with the performance of its rights, duties and obligations: (i) LeBoeuf, Lamb, Greene & MacRae LLP, (ii) Silverman Consulting, Inc. with respect to issues related to the prosecution of the Avoidance Claims, (iii) Sperling and Slater, P.C. with respect to the prosecution of Estate Claims, and (iv) Neal Gerber & Eisenberg LLP with respect to any post-closing related issues arising from the sale of Estate assets or any local counsel-related services.  Moreover, the Liquidating Trustee may retain such other attorneys and Professionals, or expand the engagement of the Professionals identified above, as may authorized by the Post-Confirmation Committee to assist the Liquidating Trustee with the performance of its duties and obligations under this Plan.

11.8                        RECORDS AND REPORTING.

(a)                                  Records.  The Liquidating Trustee shall maintain good and sufficient books and records of account relating to the Cash collected and distributed or to be distributed, the management thereof, all transactions undertaken by the Liquidating Trustee, all expenses incurred by or on behalf of the Liquidating Trustee and all distributions made under the Plan.

(b)                                 Periodic Reports.  The Liquidating Trustee shall prepare the following reports and shall distribute such reports, upon payment of the costs associated therewith, to any Holder of a Claim or Interest who requests a copy:

(i)                                     on a quarterly basis commencing with the first calendar quarter ending after the Effective Date, within forty-five (45) days after the end of such calendar quarter, a report of the activities of the Liquidating Trust for the preceding quarterly period, including:

(A)                              an unaudited operating statement (prepared on a cash basis) showing all revenues received by the Liquidating Trust and all expenses of operations of the Liquidating Trust; and

(B)                                an unaudited written report and accounting showing (a) the assets and liabilities of the Liquidating Trust at the end of such period, (b) any changes in the assets of the Liquidating Trust, (c) the amount of any reserves or escrows of the Estates, (d) any material action taken by the Liquidating Trustee in the performance of his duties under the Plan.

(ii)                                  to the extent required by the Bankruptcy Court or by applicable law (or to gain an exemption from applicable law), within 90 days after the end of each calendar year, beginning with the first year end occurring at least 90 days after the Effective Date, the Liquidating Trustee will prepare reports for the prior year as described in clause (A) and (B) above, except that such reports shall be for a full year (or portion thereof in which the post-confirmation estate has been in existence); the financial statements included in such reports need not be audited unless otherwise required by law.

All quarterly and, if prepared, annual reports shall be filed with the Bankruptcy Court; provided, however, that copies of such reports need only be served on the Post-Confirmation Committee.

(c)                                  Tax Information.  The Liquidating Trustee shall furnish to the beneficiaries of the Liquidating Trust such information and returns with respect to any federal or state tax as shall be required by law.

11.9                        PURCHASE OF ERRORS & OMISSION INSURANCE.  The Liquidating Trustee shall have the authority to purchase errors and omissions insurance (or similar insurance coverage) for itself and the members of the Post-Confirmation Committee in accordance with the following:

(a)                                  The Liquidating Trustee may, without further authority, purchase errors and omissions insurance (or similar insurance) for itself and use up to $10,000 from the Liquidating Trust annually to fund the payment of the annual premium for such insurance.  In the event that the Liquidating Trustee elects to purchase such insurance for itself, the Liquidating Trustee shall purchase errors and omissions insurance (or similar insurance) for the Post-Confirmation Committee and use up to $10,000 from the Liquidating Trust annually to fund the payment of the annual premium for such insurance.

(b)                                 In the event that the Liquidating Trustee elects to purchase errors and omissions insurance (or similar insurance) for itself and the annual premium for such insurance exceeds $10,000, the Liquidating Trustee must either (i) pay for the portion of the annual premium in excess of $10,000 with funds from a source other than the Liquidating Trust, or (ii) obtain prior written consent from the Post-Confirmation Committee authorizing the Liquidating Trustee to use in excess of $10,000 on an annual basis from the Liquidating Trust to fund the payment of the annual premium.

(c)                                  In the event that the Liquidating Trustee purchases errors and omissions insurance (or similar insurance) for itself pursuant to the clause (ii) of the preceding subsection, the Liquidating Trustee shall, in its discretion, purchase errors and omissions insurance (or similar insurance) for the Post-Confirmation Committee having coverage similar to that which the Liquidating Trustee purchased for itself.

(d)                                 In the event that Post-Confirmation Committee wishes to purchase errors and omissions insurance (or similar insurance) for the members of the Post-Confirmation Committee beyond that which the Liquidating Trustee has purchased in accordance with the previous subsections, the members of the Post-Confirmation Committee must pay for the portion of the annual premium in excess of $10,000 with funds from a source other than the Liquidating Trust.

11.10                 CORPORATE BOARD ANALOGY.  To the extent authorized by this Plan and allowed by applicable law, the Liquidating Trustee shall act, as if by analogy under Delaware corporate law, as the president and chief executive officer of the Liquidating Trust under the direction and supervision of a board of directors comprised of the Post-Confirmation Committee.

ARTICLE XII

POST-CONFIRMATION COMMITTEE

12.1                        FORMATION OF POST-CONFIRMATION COMMITTEE.  On the Effective Date, a Post-Confirmation Committee (the “Post-Confirmation Committee”) shall be deemed to have been formed.  The Post-Confirmation Committee shall consist of the following members: (i) Alpha Shirt Company, (ii) Broder Brothers Co., (iii) CenterPoint Properties, Inc., (iv) Cutter & Buck, (v) Edvica Investment Company, Ltd., and (vi) Norwood Promotional Products, Inc.  Immediately upon its formation, the Post-Confirmation Committee shall be deemed to have ratified the Liquidating Trust Agreement.

12.2                        DISSOLUTION OF OFFICIAL COMMITTEE.  On the Effective Date, the Official Committee shall dissolve and shall have no further rights and duties.

12.3                        RIGHTS, POWERS AND DUTIES OF THE POST-CONFIRMATION COMMITTEE.  To the extent authorized by this Plan and allowed by applicable law, the Post-Confirmation Committee shall act, as if by analogy under Delaware corporate law, as the board of directors of the Liquidating Trust and shall supervise and direct the Liquidating Trustee which, pursuant to Section 11.10, is acting by analogy as the president and chief executive officer of the Liquidating Trust.  The Post-Confirmation Committee shall also have the following rights, duties and powers, among others:

(a)                                  objecting to the claims of (i) insiders of the Debtors, (ii) creditors (other than members of the Post-Confirmation Committee) that both provided goods or services to the Debtors, and that continue to do business with Newco, (iii) Professionals, (iv) such other entities as to which the Liquidating Trustee has given its prior written consent;

(b)                                 monitoring and consulting with the Liquidating Trustee with respect to distributions under the Plan, Disputed Claims, the Reserve Funds, and any other Plan issues;

(c)                                  except to the extent that the Plan otherwise provides, supervising the Liquidating Trustee’s prosecution and settlement of Estate Claims and objections to Claims;

(d)                                 employing and supervising Professionals in accordance with Section 12.7;

(e)                                  prosecuting, and recovering the proceeds of, Avoidance Claims against (i) insiders of the Debtors, (ii) creditors that provided goods or services to the Debtors, and that continue to do business with Newco, (iii) Professionals, (iv) such other entities as to which the Liquidating Trustee has given its prior written consent;

(f)                                    terminating and replacing the Liquidating Trustee or any successor in accordance with Section 11.1 and the Liquidating Trust Agreement; and

(g)                                 consulting with, and in the event of a disagreement, directing, the Liquidating Trustee with respect to all discretionary issues pertaining to the treatment of cash and the litigation and settlement of the Starbelly-related litigation claims.

Once all Allowed Claims in Classes 2, 3, 4 and 5 have been paid in full in accordance with this Plan, the Post-Confirmation Committee shall be deemed to have transferred all of its rights and powers granted under this Plan to the Liquidating Trustee, at which time, the Post-Confirmation Committee shall dissolve and shall have no further rights, powers and duties.

12.4                        AUTHORITY TO SETTLE AVOIDANCE CLAIMS.  On May 28, 2003, the Bankruptcy Court entered an Order authorizing the Official Committee to prosecute certain Avoidance Claims on behalf of the Estates (the “Preference Order”).  Consistent therewith, from and after the Effective Date, the Post-Confirmation Committee shall be authorized, pursuant to Bankruptcy Rule 9019 and Section 105(a) of the Bankruptcy Code, to compromise and settle those Avoidance Claims which it is authorized by this Plan to prosecute, in accordance with the following procedures, which shall constitute sufficient notice in accordance with the Bankruptcy Code and the Bankruptcy Rules for compromises and settlements of Claims.  Subject to the exception contained in clause (a) below, the Post-Confirmation Committee shall provide the Liquidating Trustee with written notice by overnight delivery, hand delivery, email or facsimile transmission of each Preference Claim and Estate Claim that it intends to compromise, settle or resolve.

(a)                                  If the maximum potential recovery (excluding fees, costs, punitive damages, offsets, counterclaims and defenses) of any Avoidance Claim is less than or equal to $150,000, the Post-Confirmation Committee may settle such Avoidance Claim and execute necessary documents, including a stipulation of settlement or a special release related solely to the claim at issue, in its sole discretion and without notice to any party.

(b)                                 If the maximum potential recovery (excluding fees, costs, punitive damages, offsets, counterclaims and defenses) of any Avoidance Claim is greater than $150,000 but no more than $1,500,000, the Post-Confirmation Committee shall be authorized and empowered to settle such Avoidance Claim and execute necessary documents, including a stipulation of settlement or a special release related solely to the claim at issue, subject to notifying the Liquidating Trustee of the terms of the proposed settlement.  If (a) the Liquidating Trustee indicates its approval in writing or (b) the Liquidating Trustee does not provide the Post-Confirmation Committee with written notice of an objection to the respective proposed settlement within seven (7) Business Days after the date such notice is mailed or otherwise transmitted, the Post-Confirmation Committee shall be authorized to accept and consummate such settlement.

(c)                                  If the maximum potential recovery (excluding fees, costs, punitive damages, offsets, counterclaims and defenses) of any Avoidance Claim is greater than $1,500,000 or the contemplated settlement calls for the issuance of a general release by the Estates, the Debtors, the Liquidating Trustee or the Post-Confirmation Committee, the Post-Confirmation Committee shall file with the Bankruptcy Court a motion seeking approval of such settlement, compromise or resolution and shall provide notice of such motion of not less than fifteen (15) days to the Liquidating Trustee.

12.5                        AUTHORITY TO SETTLE OBJECTIONS TO CLAIMS.  From and after the Effective Date, the Post-Confirmation Committee shall be authorized, pursuant to Bankruptcy Rule 9019 and Section 105(a) of the Bankruptcy Code, to compromise and settle objections to Claims that the Committee is authorized to address in Section 9.2, in accordance with the following procedures, which shall constitute sufficient notice in accordance with the Bankruptcy Code and the Bankruptcy Rules for compromises and settlements of Claims.  Subject to the exception contained in clause (a) below, the Post-Confirmation Committee shall provide the Liquidating Trustee with written notice by overnight delivery, hand delivery, email or facsimile transmission of each Claim objection that the Post-Confirmation Committee intends to compromise, settle or resolve.

(a)                                  If the maximum amount (including fees, costs, penalties, interest, and punitive damages) of the filed Claim is less than or equal to $150,000, the Post-Confirmation Committee may settle the Claim and execute necessary documents in its sole discretion and without notice to any party.

(b)                                 If the maximum amount (including fees, costs, penalties, interest, and punitive damages) of the filed Claim is greater than $150,000 but no more than $1,500,000, the Post-Confirmation Committee shall be authorized and empowered to settle such Claim and execute necessary documents, subject to notifying the Liquidating Trustee of the terms of the proposed settlement.  If (a) the Liquidating Trustee indicates its approval in writing or (b) the Liquidating Trustee does not provide the Post-Confirmation Committee with written notice of an objection to the respective proposed settlement within seven (7) Business Days after the date such notice is mailed or otherwise transmitted, the Post-Confirmation Committee shall be authorized to accept and consummate such settlement.

(c)                                  If the maximum amount (including fees, costs, penalties, interest, and punitive damages) of the filed Claim is greater than $1,500,000, the Post-Confirmation Committee shall file with the Bankruptcy Court a motion seeking approval of such proposed settlement, compromise or resolution and shall provide notice of such motion of not less than fifteen (15) days to the Liquidating Trustee.

12.6                        ASSIGNMENT OF AUTHORITY TO PROSECUTE AVOIDANCE CLAIMS & OBJECTIONS TO CLAIMS.  In the event that the Post-Confirmation Committee is precluded by a conflict from prosecuting any Avoidance Claim or Claim objection that it has been authorized under this Plan to prosecute, the Post-Confirmation Committee is required to transfer its authority to prosecute such Avoidance Claim or Claim objection to the Liquidating Trustee, or if the Liquidating Trustee is precluded by an actual or reasonably potential conflict from handling such matter, or is otherwise unwilling or unable to prosecute such matter, to a third party to be mutually selected by the Post-Confirmation Committee and the Liquidating Trustee and which has agreed to prosecute such matter in the stead of the Post-Confirmation Committee and the Liquidating Trustee.  In the event that the Post-Confirmation Committee is not precluded by a conflict, but is otherwise unwilling to prosecute any Avoidance Claim or

Claim objection that it has been authorized under this Plan to prosecute, the Post-Confirmation Committee is authorized, but not required, to transfer its authority to prosecute such Avoidance Claim or Claim objection to the Liquidating Trustee, or if the Liquidating Trustee is unwilling or unable to prosecute such matter, to a third party to be mutually selected by the Post-Confirmation Committee and the Liquidating Trustee and which has agreed to prosecute such matter in the stead of the Post-Confirmation Committee and the Liquidating Trustee.

12.7                        COUNSEL TO THE POST-CONFIRMATION COMMITTEE.  The Post-Confirmation Committee may retain such attorneys and other Professionals that were previously authorized by the Bankruptcy Court to represent the Official Committee, along with such other attorneys and Professionals as may be reasonably necessary or required to consummate the transactions contemplated under this Plan.  Any such attorneys and other Professionals shall be entitled to compensation for their services and reimbursement for their reasonable and necessary out-of-pocket expenses, which compensation shall be paid from the Litigation & Administration Fund in accordance with Section 10.12 as an expense of the Estates to the extent such services and expenses relate to the transactions contemplated by this Plan.

ARTICLE XIII

CONSEQUENCES OF NON-OCCURRENCE OF EFFECTIVE DATE

13.1                        If the Effective Date does not occur (i) on or before March 31, 2004 or (ii) by such later date as is proposed by the Debtors and the Official Committee and approved by the Bankruptcy Court, then, after notice to the Master Service Parties, upon the request of the Debtors, the Confirmation Order will be vacated by the Bankruptcy Court.  If the Confirmation Order is vacated pursuant to this Section 13.1, then (a) the Plan shall be null and void in all respects; (b) any settlement of Claims and Interests provided for hereby shall be null and void without further order of the Bankruptcy Court; (c) the time within which the Debtors may assume and assign or reject all executory contracts and unexpired leases shall be extended for a period of sixty (60) days after the date the Confirmation Order is vacated, subject to such further extension as the Bankruptcy Court may order; and (d) the automatic stay provisions of 11 U.S.C. sec. 362 and any injunction in effect on the Confirmation Date shall be revived and shall remain in full force and effect as if the Confirmation Order had never been entered.

ARTICLE XIV

EFFECT OF PLAN CONFIRMATION

14.1                        EFFECTS.  Upon the Effective Date, the Plan shall have the following effects, among others:

(a)  The Liquidating Trustee and the Post-Confirmation Committee shall be authorized and directed to take all actions necessary in connection with the execution and implementation of this Plan;

(b)  The Estates of HA-LO, Lee Wayne and Starbelly shall be substantively consolidated.

(c)  All Claims asserted by the Preferred Shareholders that arise from or are related to the sale of their interest in Starbelly to HA-LO or its predecessor in interest shall be deemed to have been disallowed in their entirety.

14.2                        BINDING EFFECT.  This Plan shall be binding upon and shall inure to the benefit of the Debtors, the Official Committee, all present and former Holders of Claims and Interests, and their respective successors and assigns.

14.3                        PRESERVATION OF RIGHTS OF ACTION; SETTLEMENT OF ESTATE CLAIMS.  Except as otherwise provided in the Plan, the Liquidating Trust Agreement, the Confirmation Order or in any document, instrument, release or other agreement entered into in connection with the Plan, the Estates Claims shall be transferred to the Liquidating Trust for liquidation by the Liquidating Trustee or the Post-Confirmation Committee, as set forth in this Plan.  The Estates shall retain and may enforce all defenses, counterclaims and rights asserted against the Debtors or their Estates.  Any proceeds received on account of Estate Claims or Preference Claims shall be deposited, subject to discretionary replenishment into the Litigation & Administration Fund, into the Cash Distribution Reserve Fund for subsequent distribution pursuant to the terms hereof.

14.4                        EXCULPATION AND LIMITATION OF LIABILITY.  Neither the Debtors, the Liquidating Trustee, the Official Committee, the Post-Confirmation Committee nor any of their respective present or former officers, directors, employees, advisors, attorneys, members or agents acting in such capacity, shall have or incur any liability to, or be subject to any right of action by, any person or entity, for any act or omission on or subsequent to the Petition Date in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for acts that are ultra vires or for their fraud or willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.  The foregoing exculpation and limitation on liability shall not, however, limit, abridge, or otherwise affect the rights, if any, of the Liquidating Trust to enforce, sue on, settle, or compromise any of the Estate Claims.

14.5                        INJUNCTION.  Except as otherwise provided in the Plan, the Confirmation Order shall provide, among other things, that from and after the Confirmation Date, all persons who have held, hold or may hold Claims against or Interests in the Debtors are permanently enjoined from taking any of the following actions against the Estate(s), the Liquidating Trust, the Liquidating Trustee, or any of their property, on account of any such Claims or Interests: (A) commencing or continuing, in any manner or in any place, any action or other proceeding; (B) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (C) creating, perfecting or enforcing any lien or encumbrance; (D) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (E) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of this Plan and the Plan Documents.  By accepting distributions pursuant to the Plan, each holder of an Allowed Claim and an Allowed Interest will be deemed to have specifically consented to the injunction set forth in this section.

14.6                        TERM OF BANKRUPTCY INJUNCTION OR STAYS.  All injunctions or stays provided for in the Chapter 11 Cases under Section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

ARTICLE XV

RETENTION OF JURISDICTION

15.1                        Pursuant to sections 105 and 1142 of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law, and over which the Bankruptcy Court would otherwise have been able to exercise original jurisdiction, including, among other things, jurisdiction to:

(a)                                  Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

(b)                                 Resolve any objections related to the assumption or assumption and assignment of any Assumed Agreement;

(c)                                  Ensure that distributions to Holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of the Plan;

(d)                                 Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors, their Estates or the Official Committee that may be pending on the Effective Date;

(e)                                  Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

(f)                                    Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or any contract, instrument, release or other agreement or document that is executed or created pursuant to the Plan, or any entity’s rights arising from or obligations incurred in connection with the Plan or such documents;

(g)                                 Enter appropriate orders, if applicable, to modify the Plan before or after the Effective Date pursuant to Section 1127 of the Bankruptcy Code, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the

Plan, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan;

(h)                                 Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan for periods ending on or before the Confirmation Date, including all applications for compensation and reimbursement of expenses of Professionals retained by order of the Bankruptcy Court or under sections 330, 331 503(b) and 1129(a)(9) of the Bankruptcy Code; provided, however, that from and after the Confirmation Date, the payment of fees and expenses of the Professionals employed by the Liquidating Trustee and the Post-Confirmation Committee shall be made in the ordinary course of business, in accordance with Section 10.12, and shall not be subject to the approval of the Bankruptcy Court, unless subject to a dispute among the Liquidating Trustee and the Post-Confirmation Committee;

(i)                                     Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

(j)                                     Hear and determine Estate Claims;

(k)                                  Hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

(l)                                     Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated or distributions pursuant to the Plan are enjoined or stayed;

(m)                               Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

(n)                                 Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

(o)                                 Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under the Bankruptcy Code; and

(p)                                 Enter a final decree and an order closing the Chapter 11 Cases.

ARTICLE XVI

MISCELLANEOUS PROVISIONS

16.1                        EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS.  The Liquidating Trustee and the Post-Confirmation Committee are authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan.

16.2                        NON-MODIFICATION OF THE MAY 14, 2003 ORDER.  The terms of the Letter Agreement dated as of May 14, 2003 and giving rise to the Northern Trust Escrow Account shall be deemed to have been incorporated within this Plan.  Except as expressly provided herein or in the Liquidating Trust Agreement, nothing in this Plan or the Liquidating Trust Agreement is intended to be, nor shall it be construed as, a modification of such Letter Agreement.

16.3                        INDEMNIFICATION.  The Estates and the Liquidating Trust shall, to the fullest extent permitted by law, indemnify and hold harmless the Liquidating Trustee (in its capacity as such), the Post-Confirmation Committee and each of their respective agents, attorneys, representatives, professionals, members and employees (collectively the “Indemnified Parties”) from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including but not limited to attorneys’ fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Debtors and the Estates or the implementation or administration of the Plan and the Liquidating Trust Agreement if the Indemnified Party acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Estates and, with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful.  To the extent the Estates and the Liquidating Trust indemnify and hold harmless the Indemnified Parties as provided above, the legal fees and related costs incurred by counsel to the Liquidating Trustee or the Post-Confirmation Committee in monitoring and participating in the defense of such claims giving rise to the right of indemnification shall be paid out of the Litigation & Administration Fund as permitted under this Plan.  The indemnification provisions of the Liquidating Trust Agreement shall remain available to and be binding upon any former Liquidating Trustee or the estate of any decedent Liquidating Trustee and shall survive the termination of the Liquidating Trust Agreement.

16.4                        BAR DATES FOR ADMINISTRATIVE CLAIMS.  The Confirmation Order will establish (i) an Administrative Claims bar date for filing Administrative Claims, which date will be sixty (60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court, and (ii) a deadline for the Liquidating Trustee to file objections to any such administrative claim which shall be one hundred and twenty (120) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court.  Holders of asserted Administrative Claims that are subject to the Administrative Claims bar date must submit requests for payment on or before such Administrative Claims bar date or forever be barred from doing so.  The mere filing of a proof of claim shall not constitute a satisfactory request for payment of an Administrative Claim as required herein.

16.5                        PAYMENT OF STATUTORY FEES.  All fees payable pursuant to Section 1930 of title 28 of the United States Code shall be paid from the Litigation & Administration Fund by the Liquidating Trustee as and when they become due.

16.6                        SEVERABILITY OF PLAN PROVISIONS.  If, prior to the Confirmation Date, any term or provision of the Plan is determined by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtor and the Official Committee, will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

16.7                        SUCCESSORS AND ASSIGNS.  The Plan shall be binding upon and inure to the benefit of the Debtors, and their respective successors and assigns.  The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such entity.

16.8                        REVOCATION, WITHDRAWAL OR NON-CONSUMMATION.  The Debtors and the Official Committee acting jointly reserve the right to revoke or withdraw the Plan as to one or all of the Debtors prior to the Confirmation Date and to file subsequent plans of reorganization.  If the Debtors and the Official Committee revoke or withdraw the Plan as to one or all of the Debtors, or if confirmation or consummation of the Plan as to one or all of the Debtors does not occur, then, with respect to such Debtors, (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void, and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person, (ii) prejudice in any manner the rights of such Debtors, the Official Committee or any other Person, or (iii) constitute an admission of any sort by the Debtors, the Official Committee or any other Person.

16.9                        NOTICE.  All notices, requests and demands to or upon the Liquidating Trustee or the Post-Confirmation Committee, in order to be effective, shall be in writing, and unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed.  All such notices shall include a copy of such notice to counsel for the Liquidating Trustee or the Post-Confirmation Committee, as applicable.  Until otherwise notified by the filing of a change of counsel with the Bankruptcy Court, notices to counsel for the Liquidating Trustee and the Post-Confirmation Committee shall be directed to the following attorneys:

Counsel to Liquidating Trustee:

Neal L. Wolf, Esq.
Todd L. Padnos, Esq.
LeBoeuf, Lamb, Greene & MacRae, LLP
One Embarcadero Center
San Francisco, California 94111
e-mail: neal.wolf@llgm.com; todd.padnos@llgm.com
Facsimile: (415) 951-1180

Counsel to Post-Confirmation Committee:

Mark A. Berkoff, Esq. Philip V. Martino, Esq. Steven J. Christenholz, Esq. Piper Rudnick, LLP 203 North LaSalle Street, Suite 1800 Chicago, Illinois 60601
e-mail:	mark.berkoff@piperrudnick.com; philip.martino@piperrudnick.com,
steven.christenholz@piperrudnick.com
Facsimile: (312) 236-7516

16.10                 GOVERNING LAW.  Except to the extent the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent a Plan Document, exhibit or schedule to the Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, without giving effect to any principles of conflicts of law of such jurisdiction; provided, however, that issues relating to corporate governance shall be governed by, and construed and enforced in accordance with, corporate laws of the State of Delaware.

16.11                 TAX REPORTING AND COMPLIANCE.  In connection with the Plan and all instruments issued in connection therewith and distributions thereof, the Liquidating Trustee shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.  The Liquidating Trustee is hereby authorized, on behalf of each of the Estates, to request an expedited determination under Section 505(b) of the Bankruptcy Code of the tax liability of the Debtors for all taxable periods ending after the Petition Date through, and including, the Effective Date.  The taxable year for the Debtors’ Estates shall be a calendar year.  The taxable year for the Liquidating Trust shall be determined by the Liquidating Trustee in its sole discretion in accordance with applicable law.

16.12                 EXHIBITS AND SCHEDULES.  All exhibits and schedules to the Plan and the Plan Documents are incorporated and are a part of the Plan as if set forth in full herein.

[The balance of this page has been left blank intentionally and the signature page follows immediately hereafter.]

Dated: October 30, 2003	Respectfully submitted,

Neal L. Wolf, Esq. (IL Bar No. 6186361)
Todd L. Padnos, Esq. (IL Bar No. 6209679)
Paul S. Jasper, Esq. (admitted pro hac vice)
LeBoeuf, Lamb, Greene & MacRae, LLP
One Embarcadero Center
San Francisco, California 94111
	Telephone:	(415) 951-1100
	Facsimile:	(415) 951-1180
Attorneys for Debtors and Debtors-in-Possession

&

Mark A. Berkoff, Esq. (IL Bar No. 6194787)
Philip V. Martino, Esq. (IL Bar No. 6183648)
Steven J. Christenholz, Esq. (IL Bar No. 6224666)
Piper Rudnick, LLP
203 North LaSalle Street, Suite 1800
Chicago, Illinois 60601
	Telephone:	(312) 368-4000
	Facsimile:	(312) 236-7516
Attorneys for the Official Committee of Unsecured Creditors

EXHIBIT A

LIQUIDATING TRUST AGREEMENT

LIQUIDATING TRUST AGREEMENT

DATED AS OF               , 2003

Established by

HA2003, INC. FORMERLY KNOWN AS HA-LO INDUSTRIES, INC.,

LW2003, INC. FORMERLY KNOWN AS LEE WAYNE CORPORATION,

AND STARBELLY.COM, INC.

and

Accepted by

[Simon LLC]

as

Liquidating Trustee

and

Consented to by

The Members of the

Official Committee of Unsecured Creditors &

the Contemplated Members of the Post-Confirmation Committee

This Liquidating Trust Agreement (the “Agreement”), dated as of [                                ], 2003, is established by HA2003, Inc. formerly known as HA-LO Industries, Inc. (“HA-LO”), LW2003, Inc. formerly known as Lee Wayne Corporation (“Lee Wayne”) and Starbelly.com, Inc. (“Starbelly”), collectively, the “Debtors”) pursuant to the First Amended Plan of Reorganization (Liquidating) of HA2003, Inc. formerly known as HA-LO Industries, Inc., LW2003, Inc. formerly known as Lee Wayne Corporation and Starbelly.com, Inc. As Proposed By The Debtors and Debtors-in-Possession and the Official Committee of Unsecured Creditors (the “Plan”) in the Chapter 11 cases entitled In re HA2003, Inc. f/k/a In re HA-LO Industries, Inc., Case No. 02 B 12059, In re LW2003, Inc. f/k/a In re Lee Wayne Corporation, Case No. 02 B 12334, and In re Starbelly.com, Inc., Case No. 02 B 13221 (jointly administered under Case No. 02 B 12059) in the United States Bankruptcy Court for the Northern District of Illinois Eastern Division and is accepted by the Liquidating Trustee (as defined in Section 1.2 hereof)(1) and consented to by (i) Alpha Shirt Company, (ii) Broder Brothers Co., (iii) CenterPoint Properties, Inc., (iv) Cutter & Buck, (v) Edvica Investment Company, Ltd., and (vi) Norwood Promotional Products, Inc., which are the members of the Official Committee of Unsecured Creditors that are contemplated to serve as the members of the Post-Confirmation Committee under the Plan.

WHEREAS, on July 30, 2001, the Debtors filed their voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) with the Bankruptcy Court (as defined herein);

WHEREAS, the Bankruptcy Court confirmed the Plan by entering the Confirmation Order (as defined in the Plan) on [                                ], 2003;

WHEREAS, the Plan provides for the creation of a Liquidating Trust to hold the Debtors’ Assets (except as may otherwise be provided under the Plan), in trust for the benefit of all Holders of Allowed Claims, and in the unlikely event that Allowed Claims are paid in full with interest, then Allowed Interests, pursuant to the terms of the Plan and this Trust Agreement.  This Trust Agreement is executed in order to establish the Liquidating Trust and to facilitate implementation of the Plan.

WHEREAS, the Plan provides for and requires the appointment of the Liquidating Trustee for the purposes outlined herein and therein, and the Liquidating Trustee has been appointed and has agreed to serve in such capacity under the terms and conditions hereinafter set forth and as set forth in the Plan; and

(1)  In May 2003, in connection with the sale of substantially all of their assets to the HIG Buyer (as defined in the Plan), HA-LO and Lee Wayne sold their rights to the names HA-LO and Lee Wayne to the HIG Buyer, subject to the reservation of the Debtors’ right to use such names in connection with these Chapter 11 Cases.  Thereafter, pursuant to the terms of the Order entered by the Bankruptcy Court on April 4, 2003 authorizing such asset sale, HA-LO and Lee Wayne changed their names to HA2003, Inc. and LW2003, Inc., respectively.  Notwithstanding the foregoing, HA2003, Inc. formerly known as HA-LO Industries, Inc. and LW2003, Inc. formerly known as Lee Wayne Corporation are defined herein as HA-LO and Lee Wayne, respectively.  The use of these definitions is for the convenience of the parties and should not be confused with any business being operated presently by the HIG Buyer under the name(s) of HA-LO and/or Lee Wayne.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

I.  DEFINITIONS

1.1                                 General.  All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Plan, or, if not defined in the Plan but defined in the Bankruptcy Code, shall have the meanings assigned thereto in the Bankruptcy Code unless the context clearly requires otherwise.  Except as otherwise expressly provided or unless the context otherwise requires, all capitalized terms used herein shall include the plural as well as the singular, and the masculine as well as the feminine.

1.2                                 Additional Definitions Not Contained in the Plan.

1.2.1                        “Agreement” shall have the meaning given to such term in the introductory paragraph of this Agreement.

1.2.2                        “Assets” shall mean all of the Debtors’ assets as of the Effective Date of the Plan.

1.2.3                        “Beneficiaries” shall mean all Holders of Allowed Claims as provided in the Plan.

1.2.4                        “Plan” shall have the meaning given to such term in the introductory paragraph of this Agreement.

1.2.5                        “Liquidating Trustee” shall mean [Simon LLC], or any successor thereto appointed pursuant to the terms of this Agreement and the Plan.

1.2.6                        “[Simon LLC]” shall mean [LLC to be created by Marc S. Simon prior to the Effective Date].

1.2.7                        “Tax Code” shall mean the Internal Revenue Code of 1986, as amended.

1.2.8                        “Termination Date” shall mean the date on which substantially all of the obligations of the Liquidating Trustee have been fulfilled.  Prior to the occurrence of such date, the Liquidating Trustee shall have notified all Holders of Claims and Interests of such anticipated date at least thirty (30) days prior to such date and no objections thereto shall have been filed with the Bankruptcy Court.

II.  CREATION OF LIQUIDATING TRUST

2.1                                 Declaration of Trust.  For good and valuable consideration, the receipt whereof is hereby acknowledged by the undersigned, and pursuant to the terms of the Plan, the Debtors execute this Trust Agreement and, subject to the provisions of Section 2.2 below, irrevocably transfer, absolutely assign, convey, set over, and deliver to the Liquidating Trustee, and his successors and assigns, all right, title and interest of the Debtors in and to the Assets in trust to

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and for the benefit of the Beneficiaries for the uses and purposes stated herein and in the Plan, except as may otherwise be specifically provided by the Plan.

2.2                                 Transfer of Assets.  Transfer of the Debtors’ Assets to the Liquidating Trust pursuant to and in accordance with the Plan, shall be deemed a transfer to and for the benefit of the Beneficiaries followed by a deemed transfer by the Beneficiaries to the Liquidating Trust to hold in trust for the benefit of the Beneficiaries, except as otherwise provided in the Plan or this Trust Agreement.  The Beneficiaries shall be treated as the grantors and deemed owners of the Liquidating Trust.  Except as otherwise provided by the Plan or this Trust Agreement, upon the Effective Date of the Plan, title to the Assets shall pass to the Liquidating Trust free and clear of all Claims and Interests, in accordance with Section 1141 of the Bankruptcy Code.  To the extent possible, the Liquidating Trustee shall cause a valuation to be made of the Assets and that valuation shall be used by the Liquidating Trustee and the Beneficiaries for all federal income tax purposes but shall not be binding on the Liquidating Trustee in regards to the liquidation of the Assets.  The Liquidating Trust shall not be permitted to receive or retain cash or cash equivalents in excess of a reasonable amount to meet Distributions and establish the reserves as provided herein and the Plan or to maintain the value of the Assets during liquidation.

2.3                                 Purpose of Liquidating Trust.  The Liquidating Trust is created to serve as a vehicle for the maintenance and preservation of the Assets for the primary purpose of liquidating the Assets, with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidating Trust.  In selling the Assets, or otherwise monetizing them, the Liquidating Trustee shall use its best efforts, within a reasonable time frame, to maximize the amount of proceeds derived therefrom.

III.  ROLE OF THE POST-CONFIRMATION COMMITTEE

3.1                                 Responsibilities, Duties and Powers of the Post-Confirmation Committee.  To the extent authorized by the Plan and allowed by applicable law, the Post-Confirmation Committee shall act, as if by analogy under Delaware corporate law, as the board of directors of the Liquidating Trust and shall supervise and direct the Liquidating Trustee which, as if by analogy under Delaware corporate law, shall act as if it were the president and chief executive officer of the Liquidating Trust.

3.2                                 Post-Confirmation Committee’s Standard of Care; Exculpation.  Neither the Post-Confirmation Committee nor any officer, director, member, affiliate, employee, employer Professional, agent or representative of the Post-Confirmation Committee shall have or incur any liability to, or be subject to any right of action by, any person or entity, for any act or omission on or subsequent to the execution of this Agreement in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for their fraud or willful misconduct.

3.3                                 Indemnification.  The Post-Confirmation Committee (including each member of the Post-Confirmation Committee) and its agents, representatives, Professionals and employees

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shall be defended, held harmless and indemnified by the Estates and the Liquidating Trust as set forth in Section 16.4 of the Plan.

3.4                                 Dissolution.  Once all Allowed Claims in Classes 2, 3, 4 and 5 have been paid in full in accordance with the Plan, the Post-Confirmation Committee shall be deemed to have transferred all of its rights and powers granted under the Plan to the Liquidating Trustee, at which time, the Post-Confirmation Committee shall dissolve and shall have no further rights, powers and duties.

IV.  APPOINTMENT, ACCEPTANCE AND

RIGHTS, POWERS AND DUTIES OF THE LIQUIDATING TRUSTEE

4.1                                 Appointment and Acceptance of Liquidating Trustee.  [Simon LLC] is hereby appointed as the Liquidating Trustee upon the terms and subject to the conditions set forth in the Plan. The Liquidating Trustee is willing and does hereby accept such appointment and agrees to use its best efforts to perform all of the duties of the Liquidating Trustee set forth herein and in the Plan.

4.2                                 Responsibilities, Duties and Powers.  The responsibilities, duties and powers of the Liquidating Trustee are set forth herein and in Articles IV, VII, IX, X and XI of the Plan.

4.3                                 Name of Trust.  The Liquidating Trust established hereby shall bear the name “HA2003 Liquidating Trust.”  In connection with the exercise of its powers, authorities and duties as Liquidating Trustee, the Liquidating Trustee may use such name or such variation  thereon as it sees fit, or may use its own name, as Liquidating Trustee.

4.4                                 Status of Liquidating Trust.  On the Effective Date of the Plan, the Liquidating Trust, by and through the Liquidating Trustee, shall be the representative of the Estates as that term is used in 11 U.S.C. § 1123(b)(3)(B) and shall have the rights and powers provided for in the Bankruptcy Code in addition to any rights and powers granted in this Agreement and in the Plan.  The Liquidating Trust, by and through the Liquidating Trustee, shall be the successor-in-interest to the Debtors with respect to any litigation commenced by a Debtor prior to the Effective Date and shall be deemed substituted for the same as the party in such litigation.  All such litigation and any and all other claims, rights or interests constituting Assets, shall be preserved, retained and enforced by the Liquidating Trust, by and through the Liquidating Trustee, as the representative of the Estates pursuant to 11 U.S.C. § 1123(b)(3)(B).  The Liquidating Trustee shall be a party-in-interest as to all matters over which the Court has jurisdiction.

4.5                                 Tax Returns/Tax Matters.

(a)                                  The Liquidating Trustee shall file all tax returns and other filings with governmental authorities on behalf of the Liquidating Trust and the assets it holds, including tax returns for the Liquidating Trust as a grantor trust pursuant to Section 1.671-4(a) of the United States Income Tax Regulations.  The Liquidating Trustee shall provide such information to the Beneficiaries as will enable them to

4

properly file their separate tax returns and withhold and pay over any amounts required by tax law.

(b)                                 The Liquidating Trust, by and through the Liquidating Trustee, is authorized to act as agent for the Estates in withholding or paying over any amounts required by law (including tax law) to be withheld or paid by the Estates in connection with the transfer and assignment of the Assets to the Liquidating Trust pursuant to the Plan.

(c)                                  Except as otherwise set forth in this Trust Agreement or the Plan, any items of income, deduction, credit, or loss of the Trust shall be allocated for federal income tax purposes among the Beneficiaries pro rata on the basis of their beneficial interests; provided, however, that to the extent that any item of income cannot be allocated in the taxable year in which it arises, the Trust, to the extent possible, shall pay the federal, state and local taxes attributable to such income (net of related deductions) and the amount of such taxes shall be income (net of related deductions) and the amount of such taxes shall be treated as having been received by, and paid on behalf of the Beneficiaries when such allocations are made.

(d)                                 For federal income tax purposes, the income and loss of the Liquidating Trust shall be allocated by the Liquidating Trustee among the Beneficiaries of the Liquidating Trust on the basis of the ratio that a Beneficiary’s Allowed Claim bears to all Allowed Claims.  In the case of Disputed Claims, the Liquidating Trustee may use any reasonable allocation method, including the payment of the tax.

4.6                                 Withholding Taxes.  The Liquidating Trustee shall be entitled to deduct any federal or state withholding taxes from any payments made with respect to Allowed Claims, as appropriate, and shall otherwise comply with Section 346 of the Bankruptcy Code.

4.7                                 Preparation of Estates’ Returns.  Pursuant to and in accordance with the Plan, the Liquidating Trustee shall be responsible for all tax matters of the Estates, including, but not limited to, the filing of all tax returns and other filing with governmental authorities on behalf of the Estates for time periods ending on or before the final tax day, the filing of determination requests under Section 505(b) of the Bankruptcy Code, and responding to any tax audits of the Estates.

4.8                                 Cash Flow Report.  In addition to any other reporting obligation contained herein or in the Plan, the Liquidating Trustee shall provide to the Post-Confirmation Committee (i) a cash flow report by the 15th day of each month reporting the Liquidating Trust’s cash receipts and cash disbursements for the prior month, and (ii) such other reports as may be reasonably requested by the Post-Confirmation Committee.

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V.  LIQUIDATING TRUSTEE

5.1                                 Liquidating Trustee’s Compensation.  The Liquidating Trustee shall be entitled to the following compensation, which shall be paid to the Liquidating Trustee on the first business day of each month following the month for which the Liquidating Trustee is to be compensated:

a.                                       Compensation for the Original Plan Administrator.  The original Liquidating Trustee shall receive no compensation other than the severance, success and bonus payments provided for in the Success Claims Order as modified by the Plan and in the Employment Agreement dated as of February 7, 2001, as amended by that certain Rider effective November 16, 2001 and the letter agreement dated as of May 14, 2003 (collectively, the “Compensation Agreement”) between Marc S. Simon and HA-LO, which severance, success and bonus payments shall be timely made in accordance with the terms of the Compensation Agreement.

b.                                      Compensation for any Successor Liquidating Trustee.  Any successor Liquidating Trustee shall be compensated at a rate mutually agreed upon between the successor Liquidating Trustee and the Post-Confirmation Committee, or if all Class 2, Class 3, Class 4 and Class 5 Claims have been paid in full, at a rate or on a basis approved by the Bankruptcy Court.

5.2                                 Liquidating Trustee’s Expense Reimbursement.  In addition to the aforementioned compensation, the Liquidating Trustee shall be entitled to reimbursement of its actual, reasonable, out-of-pocket expenses incurred.  The Liquidating Trustee shall provide, by the 15th day of each month, a report of all expense reimbursements paid to the Liquidating Trustee during the prior month.

5.3                                 Term.  The Liquidating Trustee shall remain the Liquidating Trustee until the earlier of resignation, removal, death (in the case of an individual) or the occurrence of the Termination Date.

5.4                                 Resignation.  The Liquidating Trustee may resign as Liquidating Trustee hereunder by executing a written letter of resignation and filing the same with the Bankruptcy Court.  Such resignation shall become effective upon the earlier of (i) thirty (30) days following the filing of such resignation letter with the Bankruptcy Court and (ii) the appointment of a successor Liquidating Trustee in accordance with the provisions hereof.

5.5                                 Removal for Cause.  The Liquidating Trustee or any successor Liquidating Trustee may be removed for cause at any time by the Bankruptcy Court.  Any Holder of a Claim or Interest may apply to the Bankruptcy Court for the entry of an order removing the Liquidating Trustee or any successor Liquidating Trustee for cause.  Such removal shall be effective upon the entry of a Final Non-Appealable Order removing such Liquidating Trustee.

5.6                                 Removal by the Post-Confirmation Committee.  The Post-Confirmation Committee, by a simply majority of those members voting on the proposed removal and in no event by a vote of less than three (3) members of the Post-Confirmation Committee, may remove the Liquidating Trustee or any successor Liquidating Trustee in Post-Confirmation Committee’s

6

sole and absolute discretion, for any reason or for no reason at all.  The removal of the Liquidating Trustee under these circumstances shall be effective immediately upon the Post-Confirmation Committee’s notice to the Liquidating Trustee that the Post-Confirmation Committee had voted to authorize such removal.

5.7                                 Appointment of Successor Liquidating Trustee.

(a)  In the event of (i) removal of the Liquidating Trustee for cause, (ii) removal of the Liquidating Trustee by the Post-Confirmation Committee, (iii) the death of the Liquidating Trustee, or (iv) the resignation of the Liquidating Trustee, the Post-Confirmation Committee shall appoint a successor Liquidating Trustee.  Written notice of such appointment shall be filed with the Bankruptcy Court and served upon the United States Trustee and counsel for the preceding Liquidating Trustee immediately upon such appointment.

(b)  Any successor Liquidating Trustee appointed hereunder shall execute, acknowledge and file with the Bankruptcy Court an instrument duly accepting such appointment and agreeing to be bound by the terms of this Agreement.  The successor Liquidating Trustee shall concurrently serve copies of the same upon counsel for the preceding Liquidating Trustee, the Post Confirmation Committee, and the United States Trustee.  Thereupon, such successor Liquidating Trustee, without further act, deed or conveyance, shall become vested with all the rights, powers and duties of the Liquidating Trustee under this Agreement and the Plan.

5.8                                 Continuance.  In the event of the resignation or removal of the Liquidating Trustee, such Liquidating Trustee shall (i) promptly execute and deliver such documents, instruments and other writings as may be reasonably requested by the successor Liquidating Trustee to effect or reflect the termination of the Liquidating Trustee’s capacity under this Agreement and the transfer of the rights, duties and obligations then held by the Liquidating Trustee to such Liquidating Trustee’s successor, (ii) deliver to the successor Liquidating Trustee all documents, instruments, records and other writings as may be in the possession of the Liquidating Trustee, and (iii) otherwise assist and cooperate in effecting the assumption of its obligations and functions by such successor Liquidating Trustee.  In the event that there shall not have been appointed a successor Liquidating Trustee pursuant to the terms hereof on or before the effective date of the resignation or removal of the Liquidating Trustee, the Post-Confirmation Committee shall serve as the interim Liquidating Trustee hereunder until a successor Liquidating Trustee shall have been appointed and shall have taken office in accordance with the provisions hereof.

5.9                                 Corporate Officer Analogy.  To the extent authorized by the Plan and allowed by applicable law, the Liquidating Trustee shall act, as if by analogy under Delaware corporate law, as the president and chief executive officer of the Liquidating Trust under the direction and supervision of the Post-Confirmation Committee acting, as if by analogy under Delaware corporate law, as the board of directors of a Delaware corporation.

5.10                           Reliance by Liquidating Trustee.  The Liquidating Trustee may rely, and shall be fully protected personally in acting upon any resolution, statement, certificate, instrument,

7

opinion, report, notice, request, consent, order, or other instrument or document which the Liquidating Trustee has no reason to believe to be other than genuine and to have been signed or presented other than by the proper party or parties or, in the case of facsimile transmissions, to have been sent other than by the proper party or parties, in each case without obligation to satisfy himself or herself that the same was given in good faith and without responsibility for errors in delivery, transmission, or receipt.  In the absence of fraud or willful misconduct, the Liquidating Trustee may rely as to the truth of statements and correctness of the facts and opinions expressed therein and shall be fully protected personally in acting thereon.

5.11                           Liquidating Trustee’s Standard of Care; Exculpation.  Neither the Liquidating Trustee, nor any director, officer, member, affiliate, employee, employer, Professional, agent or representative of any Liquidating Trustee shall have or incur any liability to, or be subject to any right of action by, any person or entity, for any act or omission on or subsequent to the execution of this Agreement in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for their fraud or willful misconduct.

5.12                           Indemnification.  The Liquidating Trustee (including each former Liquidating Trustee, any successor-in-interest thereto or estate of a decedent Liquidating Trustee, as the case may be and their respective agents, representatives, Professionals and employees) shall be defended, held harmless and indemnified by the Debtors’ Estates and the Liquidating Trust as set forth in Section 16.4 of the Plan.

5.13                           Insurance.  The Liquidating Trustee may obtain insurance as permitted by the Plan.

5.14                           No Liability for Acts of Predecessors.  No successor Liquidating Trustee shall be in any way responsible for the acts or omissions of the Debtors, the officers, directors, agents, predecessors or successors thereof, or of the Liquidating Trustee in office prior to the date on which such person becomes Liquidating Trustee, unless a successor Liquidating Trustee expressly assumes such responsibility.

5.15                           No Implied Obligations.  No Liquidating Trustee shall be responsible for the performance of any duties and obligations other than those duties and obligations as are specifically set forth herein or in the Plan.

5.16                           Bond Requirement; Exercise of Powers.  The Liquidating Trustee shall not be required to furnish a bond to secure the proper performance of its duties hereunder.  Except as otherwise expressly provided in this Agreement or in the Plan, the Liquidating Trustee shall not be required to procure authorization by any court in the exercise of any power conferred upon the Liquidating Trustee by this Agreement or the Plan.

VI.  TERMINATION

6.1                                 The Liquidating Trust shall terminate at such time as the Assets have been liquidated, sold or distributed pursuant to and in accordance with the Plan and this Trust Agreement, but in any event, no later than five (5) years from the date first written above,

8

provided, that if warranted by the facts and circumstances, and subject to the approval by the Bankruptcy Court upon a finding that the extension is necessary to the liquidating purpose of the Liquidating Trust, the term may be extended for a finite term based on the particular facts and circumstances.  Each such extension must approved by the Court within two months of the beginning of the extended term.  The Liquidating Trustee will make continuing efforts to dispose of the Liquidating Trust assets, make timely distributions, and not unduly prolong the duration of the Liquidating Trust.

VII.  RIGHTS, POWERS AND DUTIES OF BENEFICIARIES

7.1                                 Interests of Beneficiaries.  The Beneficiaries shall have beneficial interests in the Trust Assets as provided in the Plan.  The Beneficiaries’ proportionate interests in the Trust Assets so thus determined shall not be transferable except upon notice acceptable to the Liquidating Trustee or pursuant to the laws of descent and distribution or otherwise by operation of law.

7.2                                 Interests Beneficial Only.  The ownership of a beneficial interest hereunder shall not entitle any Beneficiary to any title in or to the Assets as such (which title shall be vested in the Liquidating Trust) or to any right to call for a partition or division of the Assets or to require an accounting.

VIII.  MISCELLANEOUS

8.1                                 Applicable Law.  This Agreement shall be construed, regulated, and administered under the laws of the State of Illinois without regard to principles of conflicts of law.

8.2                                 Interpretation.  The enumeration and headings contained herein are for convenience of reference only and are not intended to have any substantive significance in interpreting the same.

8.3                                 Partial Invalidity.  If any term or provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such term or provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining terms and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement and this Agreement shall be construed so as to limit any term or provision so as to make it legal, valid and enforceable within the requirements of applicable law, in lieu of such illegal, invalid or unenforceable provision, provided that such construction, to the maximum extent possible, shall give effect to the purposes of the Plan.

8.4                                 Effect of Death, Incapacity or Bankruptcy of Beneficiary.  The death, incapacity or bankruptcy of a beneficiary during the term of this Agreement shall not operate to terminate the Agreement, nor shall it entitle the representatives or creditors of the deceased beneficiary to an accounting, or to take any action in the courts or elsewhere for the distribution of the Assets

9

or for a partition thereof, nor shall it otherwise affect the rights and obligations of any beneficiary.

8.5                                 Relationship Created.  The only relationship created by this Agreement is the relationship between the Liquidating Trustee and the Beneficiaries.  No other relationship or liability is created.  Nothing contained in this Trust Agreement shall be construed so as to construe the beneficiaries or their successors-in-interest as creating an association, partnership, or joint venture of any kind.

8.6                                 Entire Agreement.  This Agreement (including the recitals hereof) and the Plan constitute the entire agreement by and among the parties, and there are no representations, warranties, covenants, or obligations except as set forth or referenced herein and in the Plan.  This Agreement and the Plan supersede all prior and contemporaneous agreements, understandings, negotiations, and discussions, written or oral, if any, of the parties hereto relating to any transaction contemplated hereunder, except as referenced herein.  Except as otherwise specifically provided herein or in the Plan, nothing in this Agreement is intended or shall be construed to confer upon or to give any person other than the parties hereto and the Holders of Claims or Interests any rights or remedies under or by reason of this Agreement.

8.7                                 Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original document, but all of which counterparts shall together constitute one and the same instrument.

8.8                                 Notices.  All notices, requests, consents and other communications hereunder shall be in writing and shall be addressed (i) if to the Liquidating Trustee, to [Simon LLC], Liquidating Trustee, address; [                                   ], telephone number:  [                          ] and facsimile number: [                   ] or such other address as such Liquidating Trustee shall hereinafter furnish in the quarterly report prepared pursuant to the Plan, (ii) if to any Holder of a Claim or Interest, to such Holder at the address provided to the Liquidating Trustee in accordance with the Plan, (iii) if to the Post-Confirmation Committee, to counsel for the Post-Confirmation Committee, Mark Berkoff, Esq., Piper Rudnick, 2023 North LaSalle Street, Suite 1800, Chicago, Illinois  60601-1293], telephone number:  (312) 368-4000 and facsimile number:  (312) 236-7516 or such other address as the Committee shall furnish to the Liquidating Trustee, or (iv) if to the U.S. Trustee, to Kathryn Gleason, Office of the United States Trustee, 233 West Monroe Street, Chicago, Illinois, telephone number:  (312) 886-3327 and facsimile number:  (312) 886-5794.  All such notices, requests, consents and other communications shall be given by facsimile, hand delivery, overnight delivery or, to a Holder of a Claim or Interest only, by first class mail, postage prepaid, and shall be deemed to have been given when actually delivered or, with respect to a Holder of a Claim or Interest only, if mailed, three (3) business days after deposit in the United States. Mail.  Copies of all such notices shall be delivered to (i) counsel for the Liquidating Trustee: LeBoeuf, Lamb, Greene & MacRae, LLP, One Embarcadero Center, San Francisco, California 94111, Attention:  Neal L. Wolf, Todd L. Padnos, Facsimile: (415) 951-1180 and (ii) counsel for the Post-Confirmation Committee: Piper Rudnick, 203 North LaSalle Street, Suite 1800, Chicago, Illinois 60601, Attention: Mark A. Berkoff and Steven Christenholz, Facsimile (312) 236-7516.

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8.9                                 Effective Date.  This Agreement shall become effective on the Effective Date of the Plan.

(Signature pages follow)

11

IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the day and year first above written.

HA 2003, Inc., formerly known as
HA-LO INDUSTRIES, INC.

By:

Its:

LW 2003, Inc., formerly known as LEE WAYNE CORPORATION

By:

Its:

STARBELLY.COM, INC.

By:

[Its:		]

	[Simon LLC	]

By:
Marc S. Simon
Its:	Managing Member

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ALPHA SHIRT COMPANY

By:

[Its:	]

BRODER BROTHERS CO.

By:

[Its:	]

CENTERPOINT PROPERTIES, INC.

By:

[Its:	]

CUTTER & BUCK

By:

[Its:	]

EDVICA INVESTMENT COMPANY, LTD.,

By:

[Its:	]

NORWOOD PROMOTIONAL PRODUCTS, INC.

By:

[Its:	]

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SCHEDULE 4.1(b)

HOLDERS OF MANAGEMENT SUCCESS CLAIMS

David Trueblood
Debbie DeCamp
Debie Mewhirter
Glen Springman
Marti Eastman
Pam Gray
Corrie Miller
Allen Coots
Kathryn Snow
Pat Friedrichs
Jeff Link
Tami Borum
Stephanie Rains
Ericka Cromwell
Sunil Reddy
Dawn Olds
Greg Kilrea
Warren Rothman
Mrs. Jim McKibben
Jack Mewhirter
Dale Moir
Jim Smith
Bill Petrie
Terry McGuire
Hal Schwartz
Tom Eberhardt
Tony Reid
Ronny Lambert